                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 By and Among

                GENESYS TELECOMMUNICATIONS LABORATORIES, INC.,

                             GENESYS-F SUB, INC.,

                                      AND

                   FORTE ADVANCED MANAGEMENT SOFTWARE, INC.

                             AND ITS SHAREHOLDERS


                               December 31, 1997

                               TABLE OF CONTENTS

                                                                                  Page

ARTICLE I.     THE MERGER.........................................................   1

   1.1         The Merger; Effective Time.........................................   1
   1.2         Closing............................................................   2
   1.3         Effect of the Merger...............................................   2
   1.4         Articles of Incorporation; Bylaws..................................   2
   1.5         Directors and Officers.............................................   2
   1.6         Effect on Capital Stock............................................   3
               (a)    Conversion of Forte Common Stock............................   3
               (b)    Cancellation of Forte Common Stock Owned by Genesys or
                      Forte.......................................................   3
               (c)    Forte Stock Option Plan.....................................   3
               (d)    Capital Stock of Merger Sub.................................   3
               (e)    Certain Adjustments to Exchange Ratio.......................   4
               (f)    Fractional Shares...........................................   4
               (g)    Limitation on Shares Issuable...............................   4
               (h)    Private Placement...........................................   4
   1.7         Surrender of Certificates..........................................   4
               (a)    Exchange Agent..............................................   4
               (b)    Genesys to Provide Common Stock and Cash....................   4
               (c)    Delivery of Certificates for Forte Common Stock.............   4
               (d)    Issuance, Delivery and Deposit of Escrow Shares.............   4
               (e)    Issuance and Delivery of Shares; Payment in Lieu of
                      Fractional Shares...........................................   5
               (f)    Transfer Restrictions; Legends..............................   5
   1.9         Taking of Necessary Action; Further Action.........................   6

ARTICLE II.    REPRESENTATIONS AND WARRANTIES OF FORTE AND THE
               FORTE SHAREHOLDERS.................................................   6

   2.1         Organization, Standing and Power...................................   6
   2.2         Capital Structure..................................................   7
   2.3         Authority..........................................................   7
   2.4         Financial Statements...............................................   8
   2.5         Absence of Certain Changes.........................................   8
   2.6         Absence of Undisclosed Liabilities.................................   9
   2.7         Litigation.........................................................   9
   2.8         Restrictions on Business Activities................................   9
   2.9         Governmental Authorization.........................................   9
   2.10        Title to Property..................................................  10
   2.11        Intellectual Property..............................................  10


   2.12        Software..........................................................   12
   2.13        Environmental Matters.............................................   13
   2.14        Taxes.............................................................   14
   2.15        Additional Tax Representations....................................   15
   2.16        Employee Benefit Plans............................................   18
   2.17        Certain Agreements Affected by the Merger.........................   20
   2.18        Employee Matters..................................................   20
   2.19        Interested Party Transactions.....................................   20
   2.20        Insurance.........................................................   20
   2.21        Compliance with Laws..............................................   21
   2.22        Minute Books......................................................   21
   2.23        Brokers' and Finders' Fees........................................   21
   2.24        Vote Required.....................................................   21
   2.25        Board Approval....................................................   21
   2.26        Customers and Suppliers...........................................   21
   2.27        Employee Nondisclosure Agreements.................................   22
   2.28        Representations Complete..........................................   22

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE FORTE
               SHAREHOLDERS......................................................   22

   3.1         Accredited Investors..............................................   22
   3.2         Investment Risk...................................................   22
   3.3         Available Information.............................................   23
   3.4         Tax Representations...............................................   23

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF GENESYS AND
               MERGER SUB........................................................   24

   4.1         Organization, Standing and Power..................................   25
   4.2         Capital Structure.................................................   25
   4.3         Authority.........................................................   25
   4.4         SEC Documents; Financial Statements...............................   26
   4.5         Absence of Certain Changes........................................   27
   4.6         Absence of Undisclosed Liabilities................................   27
   4.7         Additional Tax Representations....................................   27
   4.8         Governmental Authorization........................................   30
   4.9         Compliance With Laws..............................................   30
   4.10        Broker's and Finders' Fees........................................   30
   4.11        Board Approval....................................................   30
   4.12        Representations Complete..........................................   31


ARTICLE V.     CONDUCT PRIOR TO THE EFFECTIVE TIME................................  31

   5.1         Conduct of Business of Forte and Genesys...........................  31
               (a)    Charter Documents...........................................  31
               (b)    Dividends; Changes in Capital Stock.........................  31
               (c)    Other.......................................................  32
   5.2         Conduct of Business of Forte.......................................  32
               (a)    Material Contracts..........................................  32
               (b)    Issuance of Securities......................................  32
               (c)    Stock Option Plans, Etc.....................................  32
               (d)    Intellectual Property.......................................  32
               (e)    Exclusive Rights............................................  32
               (f)    Dispositions................................................  33
               (g)    Indebtedness................................................  33
               (h)    Leases......................................................  33
               (i)    Payment of Obligations......................................  33
               (j)    Capital Expenditures........................................  33
               (k)    Insurance...................................................  33
               (l)    Employee Benefit Plans; New Hires; Pay Increases............  33
               (m)    Severance Arrangements......................................  33
               (n)    Lawsuits....................................................  33
               (o)    Acquisitions................................................  34
               (p)    Taxes.......................................................  34
               (q)    Notices.....................................................  34
               (r)    Revaluation.................................................  34
               (s)    Other.......................................................  34
   5.3         No Solicitation....................................................  34

ARTICLE VI.    ADDITIONAL AGREEMENTS..............................................  36

   6.1         Shareholders' Consent..............................................  36
   6.2         Access to Information..............................................  36
   6.3         Confidentiality....................................................  36
   6.4         Public Disclosure..................................................  36
   6.5         Consents; Cooperation..............................................  37
   6.6         Legal Requirements.................................................  37
   6.7         Blue Sky Laws......................................................  37
   6.8         Treatment of Employees; Benefit Plans..............................  38
   6.9         Form S-8...........................................................  39
   6.10        Listing of Additional Shares.......................................  39
   6.11        SBA Loan...........................................................  39
   6.12        Forte Tax Returns..................................................  39


ARTICLE VII.   INDEMNIFICATION....................................................  39

   7.1         Indemnification....................................................  39
               (a)    Survival of Representations, Etc............................  39
               (b)    Indemnifiable Losses........................................  39
               (c)    Claims; Threshold Amount....................................  40
               (d)    Escrow......................................................  40
               (e)    Remedies....................................................  40
               (f)    Claim Procedure.............................................  40
               (g)    Escrow Distributions........................................  42
   7.2         Indemnification by Genesys.........................................  42
   7.3         Assignments........................................................  43
   7.4         Reasonable Best Efforts and Further Assurances.....................  43

ARTICLE VIII.  CONDITIONS TO THE MERGER...........................................  43

   8.1         Conditions to Obligations of Each Party to Effect the Merger.......  43
               (a)    Shareholder Approval........................................  43
               (b)    Opinions....................................................  43
               (c)    No Injunctions or Restraints; Illegality....................  43
               (d)    Governmental Approval.......................................  43
               (e)    Escrow Agreement............................................  44
   8.2         Additional Conditions to Obligations of Forte......................  44
               (a)    Representations, Warranties and Covenants...................  44
               (b)    Certificate of Genesys......................................  44
               (c)    No Material Adverse Changes.................................  44
               (d)    Injunctions or Restraints on Conduct of Business............  45
               (e)    Registration Rights Agreement...............................  45
               (f)    Tax Free Reorganization.....................................  45
   8.3         Additional Conditions to the Obligations of Genesys and Merger Sub.  45
               (a)    Representations, Warranties and Covenants...................  45
               (b)    Certificate of Forte........................................  45
               (c)    Injunctions or Restraints on Conduct of Business............  45
               (d)    No Material Adverse Changes.................................  46
               (e)    Delivery of Forte Stock Certificates........................  46
               (f)    Investor Questionnaire; Investment Representation Letter and  46
               (g)    Pooling Letter..............................................  46
               (h)    Non-Competition and Non-Interference Agreements.............  46

ARTICLE IX.    TERMINATION, AMENDMENT AND WAIVER..................................  46

   9.1         Termination........................................................  46
   9.2         Effect of Termination..............................................  47

   9.3         Expenses..........................................................   47
   9.4         Amendment.........................................................   48
   9.5         Extension; Waiver.................................................   48

ARTICLE X.     GENERAL PROVISIONS................................................   48

   10.1        Holders' Agent....................................................   48
   10.2        Notices...........................................................   49
   10.3        Interpretation....................................................   50
   10.4        Counterparts......................................................   50
   10.5        Entire Agreement; Nonassignability; Parties in Interest...........   51
   10.6        Severability......................................................   51
   10.7        Remedies Cumulative...............................................   51
   10.8        Governing Law.....................................................   51
   10.9        Arbitration.......................................................   51
   10.10       Rules of Construction.............................................   52


Exhibits
--------

Exhibit A - Agreement of Merger
Exhibit B - Escrow Agreement
Exhibit C - Opinion of Gray Cary Ware Freidenrich, a Professional Corporation Exhibit D - Opinion of Brobeck, Phleger & Harrison LLP
Exhibit E - Registration Rights Agreement
Exhibit F - Investor Questionnaire
Exhibit G - Investment Representation Letter
Exhibit H - Form of Affiliate Agreement
Exhibit I - Executive Non-Competition and Non-Interference Agreement
Exhibit J - Employee Non-Competition and Non-Interference Agreement

Schedules
---------

Schedule 8.3(i)-1 - Party to Executive Non-Competition and Non-Interference Agreement
Schedule 8.3(i)-2 - Parties to Employee Non-Competition and Non-Interference Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION


          This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of December 31, 1997, by and among Genesys Telecommunications Laboratories, Inc., a California corporation ("Genesys"), Genesys-F Sub, Inc., a California corporation and direct wholly owned subsidiary of Genesys ( "Merger Sub"), and Forte Advanced Management Software, Inc., a California corporation ("Forte") and, with respect to Articles II, III and VII and other specific provisions herein, the shareholders of Forte listed on the signature pages to this Agreement (the "Forte Shareholders").

                                   RECITALS

          A. The Boards of Directors of Forte and Genesys believe it is in the best interests of their respective companies and the shareholders of their respective companies that Forte and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Forte (the "Merger") and, in furtherance thereof, have approved the Merger.

          B. Pursuant to the Merger, among other things, the outstanding shares of Forte Common Stock, no par value ("Forte Common Stock"), shall be converted into shares of Genesys Common Stock, no par value ("Genesys Common Stock"), on the terms set forth herein.

          C. For federal income tax purposes, Forte and Genesys intend that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

          D. Forte and Genesys intend to cause the Merger to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Staff Accounting Series Release 130, 135 and 146, and Staff Accounting Bulletins Topic Two.

          E. Forte and Genesys desire to make certain representations and warranties and other agreements in connection with the Merger.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                  ARTICLE I.

                                  THE MERGER
                                  ----------

          1.1  The Merger; Effective Time.  At the Effective Time (as defined in
               --------------------------
Section 1.2) below and subject to and upon the terms and conditions of this Agreement, an

Agreement of Merger to be filed in respect of the Merger (the "Merger Agreement") in the form attached hereto as Exhibit A and the applicable
                                           ---------
provisions of the laws of the State of California, Merger Sub shall be merged with and into Forte, the separate corporate existence of Merger Sub shall cease and Forte shall continue as the surviving corporation. Forte as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." The Merger shall in all respects have the effect provided for in Section 1107 of the California General Corporation Law (the "CGCL") and shall be effective upon the filing of the Merger Agreement (the "Effective Time"). At the Effective Time, the executed Merger Agreement shall be filed with the California Secretary of State in accordance with Section 1103 of the CGCL.

          1.2  Closing.  The closing of the transactions contemplated hereby
               -------
(the "Closing") shall take place on December 31, 1997, or as soon thereafter as practicable (the "Closing Date" or the "Effective Time"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, One Market, Spear Street Tower, San Francisco, California 94105, or at such other location as the parties hereto agree.

          1.3  Effect of the Merger.  At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Forte and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Forte and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Articles of Incorporation; Bylaws.
               ---------------------------------

               (a) At the Effective Time, the Articles of Incorporation of Forte, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the CGCL and such Articles of Incorporation.

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5  Directors and Officers.  At the Effective Time, the directors and
               ----------------------
officers of the Surviving Corporation shall be as follows, until their respective successors are duly elected or appointed and qualified:

               Directors:  Gregory Shenkman
                           Alec Miloslavsky
                           Michael J. McCloskey

               Officers:   Charles Dazler Knuff, President
                           Michael J. McCloskey, Vice President,
                           Chief Financial Officer and Secretary

          1.6  Effect on Capital Stock.  By virtue of the Merger and without any
               -----------------------
action on the part of Merger Sub, Forte or the holders of any of the following securities, subject to the provisions of this Section 1.6:

               (a)  Conversion of Forte Common Stock. At the Effective Time,
                    --------------------------------
each share of Forte Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Forte Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive a number of shares of Genesys Common Stock equal to the quotient obtained by dividing (a) the amount obtained by dividing $22,630,000.00 by $29.875 (the "Genesys Stock Price"), by (b) the number of Fully Diluted Forte Shares outstanding at the Effective Time. "Fully Diluted Forte Shares" shall mean the sum of the (i) number of shares of Forte Common Stock outstanding as of the Effective Time plus (ii) the number of shares of Forte Common Stock subject to issuance pursuant to stock options outstanding under the Forte Stock Option Plan as of the Effective Time. At the Effective Time, all rights in respect of such shares of Forte Common Stock shall cease to exist, other than the right to receive shares of Genesys Common Stock as provided above. Until surrendered, each outstanding certificate, if any, which prior to the Effective Time represented issued and outstanding shares of Forte Common Stock shall be deemed for all corporate purposes to evidence the right to receive such amount of Genesys Common Stock. The number of shares of Genesys Common Stock to be issued pursuant hereto in exchange for each share of Forte Common Stock shall be referred to as the "Exchange Ratio."

          (b)  Cancellation of Forte Common Stock Owned by Genesys or Forte.  At
               ------------------------------------------------------------
the Effective Time, all shares of Forte Common Stock that are owned by Forte as treasury stock and each share of Forte Common Stock owned by Genesys or any direct or indirect wholly owned subsidiary of Genesys immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Forte Stock Option Plan.  At the Effective Time, the 1996 Stock
               -----------------------
Option Plan (the    "Forte Stock Option Plan") and all options or rights to
purchase Forte Common Stock then outstanding under the Forte Stock Option Plan shall be assumed by Genesys in accordance with Section 6.8.

          (d)  Capital Stock of Merger Sub. At the Effective Time, each share of
               ---------------------------
Common Stock, $.10 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.10 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the

Surviving Corporation.

          (e) Certain Adjustments to Exchange Ratio.  The Exchange Ratio shall
              -------------------------------------
be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Genesys Common Stock or Forte Common Stock), reorganization, recapitalization or other like change with respect to Genesys Common Stock or Forte Common Stock occurring after the date hereof and prior to the Effective Time.

          (f) Fractional Shares.  No fraction of a share of Genesys Common Stock
              -----------------
will be issued in the Merger. In lieu of any fractional shares that would otherwise be issuable in the Merger in exchange for shares of Forte Common Stock, Genesys shall pay in cash the proportionate amount of such fractional share.

          (g) Limitation on Shares Issuable.  In no event shall the aggregate
              -----------------------------
value of Genesys Common Stock which Genesys is obligated to issue (1) upon the assumption of outstanding options under the Forte Stock Option Plan and (2) in exchange for outstanding shares of Forte Common Stock pursuant to this Agreement exceed $22,630,000.00 calculated on the basis of the Genesys Stock Price.

          (h) Private Placement.  The Genesys Common Stock to be issued in the
              -----------------
Merger are intended to be exempt from registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to the private placement exemption provided by Section 4(2) of the Securities Act and applicable state securities laws. Each Forte Shareholder hereby agrees to take all reasonable actions and execute all documents to qualify issuance of the Genesys Common Stock for such exemptions.

     1.7  Surrender of Certificates.
          -------------------------

          (a) Exchange Agent. Boston Equiserve shall act as exchange agent (the
              --------------
"Exchange Agent") in the Merger.

          (b) Genesys to Provide Common Stock and Cash.  At the closing, Genesys
              ----------------------------------------
shall deliver to the Exchange Agent for exchange in accordance with this Article I, (i) the shares of Genesys Common Stock issuable in exchange for shares of Forte Common Stock and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(f).

          (c) Delivery of Certificates for Forte Common Stock.  At the Closing,
              -----------------------------------------------
each Forte Shareholder shall deliver to the Exchange Agent the certificate or certificates for all shares of Forte Common Stock owned by such Forte Shareholder to be exchanged for certificates for shares of Genesys Common Stock issuable in the Merger.

          (d) Issuance, Delivery and Deposit of Escrow Shares.  At the
              -----------------------------------------------

Closing, the Exchange Agent shall cause to be issued in the name of each Forte Shareholder a certificate for ten percent (10%) of the aggregate number of shares of Genesys Common Stock to be received by such Forte Shareholder in the Merger (the "Escrow Shares"), and shall cause such Escrow Shares to be deposited, on behalf of such Forte Shareholders, with State Street Bank and Trust Company, in its capacity as escrow agent ("Escrow Agent") pursuant to the Escrow Agreement attached as Exhibit B hereto (the "Escrow Agreement"), to be
                             ---------
held in escrow in accordance with the terms and conditions of the Escrow Agreement.

          (e) Issuance and Delivery of Shares; Payment in Lieu of Fractional
              --------------------------------------------------------------
Shares.  At the Closing, the Exchange Agent shall cause to be issued in the name
------
of each Forte Shareholder a certificate for ninety percent (90%) of the aggregate number of shares of Genesys Common Stock to be received by such Forte Shareholder in the Merger, and shall cause such shares to be delivered to such Forte Shareholder, and shall pay to such Forte Shareholder the amount which such Forte Shareholder has the right to receive in lieu of fractional shares, if any, pursuant to Section 1.6.

          (f) Transfer Restrictions; Legends. The shares of Genesys Common Stock
              ------------------------------
issued in the Merger shall not be transferable in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom. In the absence of an effective registration statement under the Securities Act, neither such shares of Genesys Common Stock nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless Genesys shall have previously received an opinion of counsel knowledgeable in federal securities law, in form and substance reasonably satisfactory to Genesys and accompanied by such supporting documents as Genesys may reasonably request, to the effect that registration under the Securities Act is not required in connection with such disposition. Genesys shall be entitled to give stop transfer instructions to its transfer agent with respect to such shares of Genesys Common Stock in order to enforce the foregoing restrictions.

          The certificate or certificates representing the shares of Genesys Common Stock issued in the Merger shall bear the following legend restricting the transfer thereof, in addition to any other legend required by applicable law:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          1.8  No Further Ownership Rights in Forte Common Stock.  All shares of
               -------------------------------------------------
Genesys Common Stock issued upon the surrender for exchange of shares of Forte Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Forte Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Forte Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          1.9  Taking of Necessary Action; Further Action.  If, at any time
               ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Forte and Merger Sub, the officers and directors of Forte and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.


                                  ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF FORTE
                    ---------------------------------------
                          AND THE FORTE SHAREHOLDERS
                          --------------------------

          In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

          Except as disclosed in a document of even date herewith and delivered by Forte to Genesys prior to the execution and delivery of this Agreement and referring to the applicable representations and warranties in this Agreement
(the   "Forte Disclosure Schedule"), Forte and the Forte Shareholders represent and warrant to Genesys and Merger Sub as follows:

          2.1  Organization, Standing and Power.  Forte is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Forte has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Forte. Forte has delivered to Genesys a true and correct copy of the Articles of Incorporation and Bylaws of Forte, each as amended to date. Forte is not in material violation of any of the provisions of its Articles of Incorporation or Bylaws. Forte does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          2.2  Capital Structure.  The authorized capital stock of Forte
               -----------------
consists of 10,000,000 shares of Common Stock, no par value, of which there were 3,419,529 issued and outstanding as of the date hereof. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities other than pursuant to the exercise of options outstanding as of such date under the Forte Stock Option Plan. All outstanding shares of Forte Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances created by, or resulting from the actions of, Forte (assuming for purposes hereof that the holders of such shares acquired such shares without notice of any adverse claims), and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Forte or any agreement to which Forte is a party or by which it is bound. As of the date hereof Forte has outstanding, unexercised options under the Forte Stock Option Plan entitling the shareholders thereof to purchase an aggregate of 463,315 shares of Forte Common Stock. Except for (i) the rights created pursuant to this Agreement or the Forte Stock Option Plan and
(ii) Forte's right to repurchase any unvested shares under the Forte Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Forte is a party or by which it is bound obligating Forte to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Forte or obligating Forte to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Forte's capital stock (i) between or among Forte and any of its shareholders and (ii) to the best of Forte's knowledge, between or among any of Forte's shareholders. The terms of the Forte Stock Option Plan permit the assumption or substitution of options to purchase Genesys Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Forte Shareholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options. True and complete copies of all forms of agreements and instruments relating to or issued under the Forte Stock Option Plan have been made available to Genesys and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Genesys.

          2.3  Authority.  Forte has all requisite corporate power and authority
               ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Forte, subject only to the approval of the Merger by the Forte Shareholders as contemplated by Section 8.1(a).

This Agreement has been duly executed and delivered by Forte and constitutes the valid and binding obligation of Forte enforceable against Forte in accordance with its terms, except to the extent enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally. The execution and delivery of this Agreement by Forte does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Forte, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Forte or any of its properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Forte. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Forte in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Merger Agreement as provided in Section 1.1, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Forte and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

          2.4  Financial Statements.  Forte has furnished to Genesys a true and
               --------------------
complete copy of the unaudited balance sheets of Forte as of December 31, 1995
and 1996   and the related unaudited statements of operations and shareholders'
equity for the periods then ended, including notes thereto, and the unaudited balance sheets of Forte as of November 30, 1997 and the related unaudited statement of operations and shareholders' equity for the eleven (11) month
period then ended (collectively, the   "Forte Financial Statements").  The Forte
Financial Statements were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto). The Forte Financial Statements fairly present the consolidated financial condition and operating results of Forte at the dates and during the periods indicated therein. There has been no change in Forte accounting policies since December 31, 1994.

          2.5  Absence of Certain Changes.  Since November 30, 1997 (the
               --------------------------
"Forte Balance Sheet Date"), Forte has conducted its business in the ordinary course consistent with past practice, and except as contemplated by this Agreement, and there has not occurred:

(i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Forte; (ii) any acquisition, sale or transfer of any material asset of Forte, other than in the ordinary course of business; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Forte or any revaluation by Forte of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Forte, or any direct or indirect redemption, purchase or other acquisition by Forte of any of its shares of capital stock; (v) any material contract entered into by Forte, other than in the ordinary course of business and as provided to Genesys, or any material amendment or termination of, or default under, any material contract to which Forte is a party or by which it is bound; or (vi) any negotiation or agreement by Forte to do any of the things described in the preceding clauses (i) through
(v) (other than negotiations with Genesys and its representatives regarding the transactions contemplated by this Agreement).

          2.6  Absence of Undisclosed Liabilities.  Forte has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those incurred in the ordinary course of business and not required to be set forth in the Forte Balance Sheet under generally accepted accounting principles, (ii) those incurred in the ordinary course of business since the Forte Balance Sheet Date and consistent with past practice; and (iii) those incurred in connection with the execution of this Agreement.

          2.7  Litigation.  There is no private or governmental action, suit,
               ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Forte, threatened against (nor does Forte have any reasonable basis for believing there exists a basis for any such action, suit, proceeding, claim, arbitration or investigation against) Forte or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Forte. There is no judgment, decree or order against Forte or, to the knowledge of Forte, any of its directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Forte.

          2.8  Restrictions on Business Activities.  There is no material
               -----------------------------------
agreement, judgment, injunction, order or decree binding upon Forte which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of Forte, any acquisition of property by Forte or the conduct of business by Forte as currently conducted or as proposed to be conducted by Forte.

          2.9  Governmental Authorization.  Forte has obtained each federal,
               --------------------------
state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Forte currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Forte's business or the holding of any such interest ((i) and (ii) herein collectively called "Forte Authorizations"), and all of such Forte Authorizations are in full force and effect, except where the failure to obtain or have any of such Forte Authorizations could not reasonably be expected to have a Material Adverse Effect on Forte.

          2.10 Title to Property.  Forte has good and valid title to all of its
               -----------------
properties, interests in properties and assets, real and personal, reflected in the Forte Balance Sheet or acquired after the Forte Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Forte Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable,
(ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Forte Balance Sheet. The plants, property and equipment of Forte that are used in the operations of its businesses are in good operating condition and repair. All properties used in the operations of Forte are reflected in the Forte Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 2.10 identifies each parcel of real
                                   -------------
property owned or leased by Forte or any of its subsidiaries.

          2.11 Intellectual Property.
               ---------------------

               (a) Schedule 2.11 sets forth an accurate and complete description
                   -------------
of (i) all patents, trademarks and copyrights of Forte which are registered or issued or for which registration or issuance is pending with any governmental authority specifying as to each such item, as applicable, the jurisdiction(s) by or in which such patent, trademark or copyright has been issued or registered or in which an application for such issuance or registration has been filed or proposed, including the registration or application number; (ii) all franchises, licenses, sublicenses, contracts and agreements pursuant to which any Person other than Forte is authorized to use any patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") owned by Forte; and (iii) the franchises, licenses, sublicenses, contracts and agreements, other than shrink-wrap software licenses, pursuant to which Forte is authorized to use any such Intellectual Property not owned by Forte ("Third Party Intellectual Property Rights") including, with respect to (ii) or (iii), the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provided and the term thereof.

               (b) Except as set forth on Schedule 2.11, Forte owns or has the
                                          -------------
right to use, pursuant to franchise, license, sublicense, contract, agreement, or permission, all of the Intellectual Property necessary for the conduct of its business (as currently conducted). All applicable fees, royalties and other amounts due and payable by Forte to any Person or to

Forte by any Person in respect of such Intellectual Property have been paid. Forte has taken all reasonably necessary and desirable action to maintain and protect the Intellectual Property that it owns or has the right to use.

          (c) Except for third party licenses listed on Schedule 2.11, Forte is
                                                        -------------
the sole and exclusive owner of its Intellectual Property including, but not limited to, those listed or described on the Forte Disclosure Schedule, or has the right to the use thereof for the material covered thereby in connection with the services or products in respect to which they have been or are now being used.

          (d) Except as set forth on Schedule 2.11, Forte (i) is not the subject
                                     -------------
of any pending litigation or, to Forte's knowledge, any claim regarding infringement of or misappropriation or misuse of any Intellectual Property of Forte or other tangible right of any other Person, (ii) has no knowledge of any such infringement, whether or not claimed by any other Person, which infringement might have a Material Adverse Effect, (iii) has no knowledge of any infringement by any other Person of the Intellectual Property of Forte, and (iv) has no knowledge of any facts or circumstances which would reasonably be anticipated to result in any such litigation or claim or which would reasonably lead Forte to conclude that the continued operation and conduct of any aspect of its business would result in any such litigation or claim. To the knowledge of Forte, except as set forth on Schedule 2.11, there is no other Person that is
                              -------------
operating under or otherwise using any name confusingly similar with any trade names, trademarks, service names, service marks or logos included in Forte's Intellectual Property. To Forte's knowledge, no Intellectual Property licensed by Forte from a third party is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Forte. Except as set forth on Schedule 2.11, no Intellectual Property of Forte is subject to
                -------------
any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Forte. Except as set forth on Schedule 2.11, Forte has not
                                                  -------------
entered into any written agreement to indemnify any other Person against any charge of infringement by any Intellectual Property.

          (e) To Forte's knowledge, there has been no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Forte, any trade secret material to Forte, or any Intellectual Property right of any third party to the extent licensed by or through Forte, by any third party.

          (f) Forte is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

          (g) Except as set forth on Schedule 2.11, to the best of Forte's
                                     -------------
knowledge after reasonable inquiry, no material trade secrets included in Forte's Intellectual Property have been disclosed by Forte to any Person other than employees, agents and representatives of Forte and its Affiliates or Genesys. Forte has taken such reasonable measures as is appropriate to protect all of its trade secrets, including securing valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Forte does not already own by operation of law. As used in this Agreement, "Affiliate" of any person or corporation means any corporation, partnership, or other entity, person, or enterprise which, directly or indirectly, is controlled by, controls, or is under common control with that person or corporation. For the purposes of the preceding sentence, the words "controlled," "controls," and "control" shall include the possession, directly or indirectly, of the power to direct or cause the direction of the actions or management and policies of the person, corporation, or other entity, whether through the ownership of voting securities, by agreement or contract, or otherwise.

               (h) Except for obligations that arise under the common law of the appropriate jurisdiction, to the best of Forte's knowledge, neither Forte nor any of its employees, has, other than confidentiality and other agreements assigning inventions made prior to their employment with Forte, any written agreements or arrangements with former employers of such employees relating to trade secrets of such employers, the assignment of inventions of such employers, or such employee's engagement in activities competitive with such employers. Except for obligations that arise under the common law of the appropriate jurisdiction, to the best of Forte's knowledge, the activities of such employees on behalf of Forte do not violate any agreements or arrangements known to Forte which any such employees have with former employers.

          2.12 Software.
               --------

               (a) The computer software and software in process of Forte included in the Intellectual Property (the "Software") performs in accordance with the documentation and other written material used in connection with the Software and is free of defects in programming and operation, is in machine-readable form, contains all current revisions of such software and includes all computer programs, materials, know-how and processes related to the Software. Forte has delivered to Genesys complete and correct copies of all user and technical documentation related to the Software.

               (b) Neither Forte nor any employee or agent thereof has developed or assisted in the enhancement of the Software except for enhancements included in the Software as transferred to Genesys on the Closing Date or the development of any program or product based on the Software or any part thereof.

               (c) No employee of Forte is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Software or non-competition arrangement, or any other contract or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of Forte during the time they were employees only of Forte and such Software does not include any inventions of the employees made prior to the time such employees became employees of Forte nor any intellectual property of any previous employer of such employee.

               (d) Except as noted on Schedule 2.12, all right, title and
                                      -------------
interest in and to the Software is owned by Forte, free and clear of all liens, claims, charges or encumbrances, are fully transferable to Genesys, and no party other than Forte has any interest in the Software, including, without limitation, any security interest, license, contingent interest or otherwise. Forte's development, use, sale or exploitation of the Software does not violate any rights of any other person or entity and Forte has not received any communication alleging such a violation. Forte does not have any obligation to compensate any person for the development, use, sale or exploitation of the Software nor has Forte granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not.

               (e) Forte has kept secret and has not disclosed the source code for the Software to any person or entity other than certain employees of Forte who are subject to the terms of a binding confidentiality agreement with respect thereto or in connection with software escrows with third parties which are set forth on Schedule 2.12. Forte has taken all appropriate measures to protect the
         -------------
confidential and proprietary nature of the Software, including, without limitation, the use of confidentiality agreements with all of its employees having access to the Software source and object code. There have been no patents applied for and no copyrights registered for any part of the Software.

          2.13 Environmental Matters.
               ---------------------

               (a) The following terms shall be defined as follows:

                   (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                   (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                   (iii) "Property" shall mean all real property leased or owned by Forte or its subsidiaries either currently or in the past.

                   (iv) "Facilities" shall mean all buildings and improvements on the Property of Forte or its subsidiaries.

          (b) Forte represents and warrants as follows: (i) to Forte's knowledge, no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes disposed of by Forte have been disposed of in accordance with all Environmental and Safety Laws; (iii) Forte has received no notice (oral or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Forte's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) Forte has not been notified that it is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) to Forte's knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) to Forte's knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, pumps, or water, gas or oil wells; (viii) to Forte's knowledge, there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to Forte's knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) Forte's uses of and activities within the Facilities have at all times complied with all Environmental and Safety Laws; and (xi) Forte has all the permits and licenses required to be issued and is in full compliance with the terms and conditions of those permits, except where the failure to have or comply with such permits would not, individually or in the aggregate, have a Material Adverse Effect of Forte.

          2.14 Taxes.  Forte, and any consolidated, combined, unitary or
               -----
aggregate group for Tax purposes of which Forte is or has been a member, have timely filed all Tax Returns required to be filed by it, have paid all Taxes shown hereon to be due and has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax returns. (i) No claim for Taxes has become a lien against the property of Forte or is being asserted against Forte other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Forte is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Forte and is currently in effect, and (iv) there is no agreement, contract or arrangement to which Forte is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Forte has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Forte is not a party to any tax sharing or tax allocation agreement nor does Forte owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Forte is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sharing agreement or order.

          2.15 Additional Tax Representations.
               ------------------------------

          (a) The assets transferred to Forte pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Forte immediately prior to the Merger will continue to be held by Forte immediately after the Merger. For the purpose of determining the percentage of Forte's and Merger Sub's net and gross assets held by Forte immediately following the Merger, the following assets will be treated as property held by Merger Sub or Forte, as the case may be, immediately prior to but not subsequent to the
Merger: (i) assets used by Forte or Merger Sub (other than assets transferred from Genesys to Merger Sub for such purpose) to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (ii) assets used to make distributions, redemptions or other payments in respect of stock of Forte (except for regular, normal distributions) or in respect of rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto.

          (b) Other than in the ordinary course of business or pursuant to its obligations under the Agreement, Forte has made no transfer of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of this Merger or during the period beginning with the commencement of the negotiations (whether formal or informal) with Genesys regarding the Merger and ending at the Effective Time.

          (c) The Merger is being undertaken by Forte for valid business purposes and not for the purpose of tax avoidance, and the terms of the Merger are the product of arm's length negotiations.

          (d) In the Merger, shares of Forte Common Stock representing "Control" of Forte will be exchanged solely for shares of voting Genesys Common Stock.
For purposes of this paragraph, shares of Forte Common Stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of Forte perfecting dissenters' rights or in lieu of fractional shares of Genesys Common Stock) originating with Genesys will be treated as shares of Forte Common Stock outstanding on the date of the Merger. As used in this Section, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

          (e) At the time of the Merger, Forte will have no outstanding warrants, options, convertible securities or any other type of right to acquire Forte Common Stock (or any other equity interest in Forte) or to vote (or restrict or otherwise control the vote of) shares of Forte Common Stock, which, if exercised, would affect Genesys' acquisition and retention of Control of Forte.

          (f) Except with respect to cash payments made to holders of Dissenting Shares or in lieu of issuing fractional shares of Genesys Common Stock, 100% of the Forte Common Stock outstanding immediately prior to the Merger will be exchanged solely for Genesys Common Stock. Thus, except as set forth in the preceding sentences, Forte intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Forte Common Stock other than Genesys Common Stock.

          (g) The payment of cash in lieu of fractional shares of Genesys Common Stock is solely for the purpose of avoiding the expense and inconvenience to Genesys of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to Forte shareholders in lieu of fractional shares of Genesys Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Forte shareholders in exchange for their shares of Forte Common Stock. The fractional share interest of each Forte shareholder will be aggregated, and no Forte shareholder will receive cash in an amount equal to or greater than the value of one full share of Genesys Common Stock.

          (h) Forte has no plan or intention to issue additional shares of stock after the Merger, or take any other action, that would result in Genesys losing Control of Forte.

          (i) Forte has no reason to believe that, following the Merger,

Genesys will not cause Forte to continue its historic business or use a significant portion of its historic business assets in a business.

          (j) Merger Sub will have no liabilities assumed by Forte, and Merger Sub will not transfer to Forte any assets subject to liabilities in the Merger.

          (k) The fair market value of Forte's assets will, at the Effective Time of the Merger, exceed the aggregate liabilities of Forte plus the amount of liabilities, if any, to which such assets are subject.

          (l) Forte is not and will not be at the Effective Time an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          (m) Forte is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (n) After due inquiry with its officers and directors, Forte has no knowledge of, and believes that there does not exist, any plan or intention on the part of any shareholders of Forte to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its shareholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition of shares by Genesys Common Stock received in the Merger.

          (o) The fair market value of the shares of Genesys Common Stock received by each shareholder of Forte will be approximately equal to the fair market value of the shares of Forte Common Stock surrendered in exchange therefor and the aggregate consideration received by shareholders of Forte in exchange for their Forte Common Stock will be approximately equal to the fair market value of all of the outstanding shares of Forte Common Stock immediately prior to the Merger.

          (p) Forte and the shareholders of Forte will pay separately its or their own expenses relating to the Merger and Forte will not pay any expenses of Genesys or Merger Sub with respect to the Merger.

          (q) There is no intercorporate indebtedness existing between Genesys and Forte or between Merger Sub and Forte that was issued, acquired, or will be settled at a discount as a result of the Merger.

          (r) The liabilities of Forte, and any liabilities to which the assets of Forte are subject, have been incurred by Forte in the ordinary course of its business.

          (s) To the best of the knowledge of Forte, Genesys will not assume any liability of any Forte shareholder in connection with the Merger.

          (t) None of the compensation received by any shareholder-employees of Forte will be separate consideration for, or allocable to, any of their shares of stock of Forte; none of the shares of Genesys Common Stock received by any shareholder-employees of Forte will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Forte will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          (u) To the knowledge of Forte, during the past five (5) years, none of the outstanding shares of capital stock of Forte, including the right to acquire or vote any such shares, have directly or indirectly been owned by Genesys.

     2.16 Employee Benefit Plans.
          ----------------------

          (a) Schedule 2.16 lists, with respect to Forte and any trade or
              -------------
business (whether or not incorporated) which is treated as a single employer with Forte (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Forte and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Forte of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Forte (together, the "Forte Employee Plans").

          (b) Forte has furnished to Genesys a copy of each of the Forte Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Forte Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Forte Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Forte has also furnished Genesys with the most recent Internal Revenue Service determination letter issued with respect to each such Forte Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Forte Employee Plan subject to Code Section 401(a).

          (c) (i)  Except as disclosed on Schedule 2.16, none of the Forte
                                          -------------
Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Forte Employee Plan; (iii) each Forte Employee Plan has been administered substantially in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Forte and each subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Forte Employee Plans;
(iv) neither Forte nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Forte Employee Plans, other than obligations for the payment of benefits in the normal operation of the Plan; (v) all material contributions required to be made by Forte or ERISA Affiliate to any Forte Employee Plan have been made on or before their due dates and any accruals required by general accepted accounting principles ("GAAP") for contributions to each Forte Employee Plan for the current plan years are reflected on the financial statements of Forte; (vi) with respect to each Forte Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) neither Forte nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Forte Employee Plan subject to ERISA as either an employee pension plan within the meaning of
Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, Forte has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Forte Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Forte is threatened, against or with respect to any such Forte Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Forte nor any other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Forte Employee Plan, Forte has complied with
(i) the applicable health care continuation and notice provisions of the Consolidated

Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder.

          (e) The consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or other service provider of Forte or any other ERISA Affiliate to severance benefits or any other payment, except as vesting, or increase the amount of compensation due any such employee or service provider.

          (f) Except as disclosed on Schedule 2.16, there has been no amendment
                                     -------------
to, written interpretation or announcement (whether or not written) by Forte or other ERISA Affiliate relating to, or change in participation or coverage under, any Forte Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Forte's financial statements.

     2.17 Certain Agreements Affected by the Merger. Neither the execution and
          -----------------------------------------
delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Forte, (ii) materially increase any benefits otherwise payable by Forte or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.18 Employee Matters. Forte is in compliance in all respects with all
          ----------------
currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Forte. There are no pending claims against Forte under any workers' compensation plan or policy or for long-term disability. Forte does not have any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have a Material Adverse Effect on Forte. There are no controversies pending or, to the knowledge of Forte, threatened, between Forte and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Forte. Forte is not a party to any collective bargaining agreement or other labor union contract nor does Forte know of any activities or proceedings of any labor union to organize any such employees.

     2.19 Interested Party Transactions. Forte is not indebted to any director,
          -----------------------------
officer, employee or agent of Forte (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Forte.

     2.20 Insurance. Forte has policies of insurance and bonds of the type and
          ---------
in amounts customarily carried by persons conducting businesses or owning assets similar to those of Forte. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Forte is otherwise in compliance in all material respects with the terms of such policies and bonds. Forte has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.21 Compliance with Laws.  Forte has complied with, is not in
               --------------------
violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Forte.

          2.22 Minute Books.  The minute books of Forte made available to
               ------------
Genesys contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Forte through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.23 Brokers' and Finders' Fees.  Forte has not incurred, nor will it
               --------------------------
incur without Genesys's prior written consent, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.24 Vote Required.  The affirmative vote of the holders of a majority
               -------------
of the shares of Forte Common Stock outstanding on the record date set for the Forte Shareholders Consent (as defined below) is the only vote of the holders of any of Forte's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          2.25 Board Approval.  The Board of Directors of Forte has (i)
               --------------
unanimously approved this Agreement and the Merger and all transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the shareholders of Forte and is on terms that are fair to such shareholders and
(iii) recommended that the shareholders of Forte approve this Agreement and consummation of the Merger.

          2.26 Customers and Suppliers.  As of the date hereof, no customer
               -----------------------
which individually accounted for more than 1% of Forte's gross revenues during the 12 month period preceding the date hereof has indicated to Forte that it will stop, or decrease the rate of, buying services or products of Forte, or has at any time on or after January 1, 1997 decreased materially its usage of the services or products of Forte. As of the date hereof, no material supplier of Forte has indicated to Forte that it will stop, or decrease the rate of, supplying materials, products or services to Forte. Forte has not knowingly breached, so as to provide a benefit to Forte that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Forte.

          2.27  Employee Nondisclosure Agreements.  Each employee of Forte has
                ---------------------------------
executed and delivered to Forte the Standard Key Employee Nondisclosure Agreement in the form previously delivered to Genesys.

          2.28 Representations Complete.  None of the representations or
               ------------------------
warranties made by Forte herein or in any Schedule hereto, including the Forte Disclosure Schedule, or certificate furnished by Forte pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III.

            REPRESENTATIONS AND WARRANTIES OF THE FORTE SHAREHOLDERS

          Except as disclosed in the   Forte Disclosure Schedule, the Forte
Shareholders, severally and not jointly, represent and warrant to Genesys and Merger Sub as follows:

          3.1  Accredited Investors.  Except as noted on Schedule 3.1, each
               --------------------                      ------------
Forte Shareholder is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

          3.2  Investment Risk.  Each Forte Shareholder is aware that the
               ---------------
Genesys Common Stock (which term, for purposes of this Section 3.2, shall include the shares of Genesys Common Stock to be issued pursuant to Section 1.6(a)) have not been registered under the Securities Act or any applicable state securities laws, and agrees that the Genesys Common Stock will not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Each Forte Shareholder will not transfer the Genesys Common Stock in violation of the provisions of any applicable federal or state securities laws. In this connection, each Forte Shareholder represents that he or she is familiar with SEC Rule 144 promulgated pursuant to the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each Forte Shareholder understands that the offering and sale of the Genesys Common Stock is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) of the Securities Act, based, in part, upon the representations, warranties and agreements contained in this Agreement and Genesys may rely on such representations, warranties and agreements in connection therewith. Each Forte Shareholder is acquiring the Genesys Common Stock for his or her own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Genesys Common Stock except in compliance with the Securities Act. Each Forte Shareholder represents that by reason of his or her business and financial experience, and the business and financial experience of those persons, if any, retained by him or her to advise him or her with respect to his or her investment in the Genesys Common Stock, such Forte Shareholder together with such advisors have knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment. Each Forte Shareholder's financial condition and investments are such that he or she is in a financial position to hold the Genesys Common Stock for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, his or her investment in the Genesys Common Stock.

          3.3  Available Information.  Each Forte Shareholder has carefully
               ---------------------
examined the Genesys SEC Documents (as defined in Section 4.4). Each Forte Shareholder acknowledges that Genesys has made available to each Forte Shareholder all documents and information that he or she has requested relating to Genesys and has provided answers to all of his or her questions concerning Genesys and the Genesys Common Stock. In evaluating the suitability of the acquisition of the Genesys Common Stock hereunder, each Forte Shareholder has not relied upon any representations or other information (whether oral or written) other than as set forth in the Genesys SEC Filings or as contained herein.

          3.4  Tax Representations. After consulting with its own counselors and
               -------------------
advisors regarding the meaning of and factual support for the following representations, each Forte Shareholder hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger.

               (a) Each Forte Shareholder currently is the direct beneficial owner of that number of shares of Common Stock of Forte set forth opposite his/her name on the signature page hereto and did not acquire any such shares in contemplation of the Merger.

               (b) None of the Forte Shareholders has engaged in a Sale (as defined below) of any shares of Forte Common Stock in contemplation of the Merger.

               (c) There is no plan or intention ("Plan") on the part of any Forte Shareholder to exercise dissenter's rights in connection with the Merger.

               (d) There is no Plan on the part of any Forte Shareholder to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a corporation to its shareholders), redemption or reduction in any way of such Forte Shareholder's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of Forte Common Stock, or Sales of the shares of Genesys Common Stock to be received in the Merger. For purposes of the preceding sentence, shares of Forte Common Stock (or the portion thereof) (i) with respect to which a shareholder of Forte receives consideration in the Merger other than shares of Genesys Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Genesys Common Stock) or
(ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Forte Common Stock exchanged for shares of Genesys Common Stock in the Merger and then disposed of pursuant to a Plan.

          (e) Each Forte Shareholder represents that he or she has no knowledge of and believes that there does not exist any Plan on the part of the remaining Forte Common Stock shareholders, to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a corporation to its shareholders), redemption or reduction in any way of the remaining Forte Common Stock shareholders' risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of Forte Common Stock, or Sales of the shares of Genesys Common Stock to be received in the Merger, such that the aggregate fair market value, as of the Effective Time, of shares subject to such sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Forte Common Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of Forte Common Stock (or the portion thereof) (i) with respect to which a shareholder of Forte receives consideration in the Merger other than shares of Genesys Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Genesys Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Forte Common Stock exchanged for shares of Genesys Common Stock in the Merger and then disposed of pursuant to a Plan.

          (f) Each Forte Shareholder has been provided with a copy of this Agreement (including all schedules and exhibits thereto) and has consulted with such legal and financial counsel as such Forte Shareholder deems appropriate in connection with the execution of this Agreement.

          (g) Except to the extent written notification to the contrary is received by each of the parties to this Agreement from any Forte Shareholder prior to the Merger, the representations, warranties and certifications contained herein shall be true and correct at all times from the date hereof through the Effective Time of the Merger. Each Forte Shareholder agrees to promptly notify each of the parties to this Agreement prior to the Merger if at any time after the date hereof and prior to the Merger, such Forte Shareholder would no longer be able to make the representations, warranties and covenants set forth herein.


                                  ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES OF GENESYS AND MERGER SUB
            --------------------------------------------------------

          Except as disclosed in a document of even date herewith and delivered by Genesys to Forte prior to the execution and delivery of this Agreement and referring to the
representations and warranties in this Agreement (the   "Genesys Disclosure
Schedule"), Genesys and Merger Sub represent and warrant to Forte as follows. All representations and warranties of Merger Sub set forth below are made solely as of the Closing Date.

          4.1  Organization, Standing and Power.  Each of Genesys and its
               --------------------------------
subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Genesys and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Genesys. Genesys has made available a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Genesys and Merger Sub to Forte. Neither Genesys nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Genesys is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Genesys free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Genesys or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Genesys SEC Documents, Genesys does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          4.2  Capital Structure.  The authorized capital stock of Genesys
               -----------------
consists of 120,000,000 shares of Common Stock, no par value, of which there were 19,850,509 issued and outstanding as of October 15, 1997, and 5,000,000 shares of Preferred Stock, no par value, none of which are outstanding. No shares of Common Stock have been issued subsequent to October 15, 1997 other than in connection with the exercise of outstanding stock options. The shares of Genesys Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable and will be free of any liens or encumbrances created by or resulting from the actions of Genesys (assuming for purposes hereof that the Forte Shareholders acquire such Shares without notice of any adverse claim), and will not be subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Genesys, or any agreement to which Genesys is a party or by which it is bound.

          4.3  Authority.  Genesys and Merger Sub have all requisite corporate
               ---------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Genesys and Merger Sub. This Agreement has been duly executed and delivered by Genesys and Merger Sub and constitutes the valid and binding obligations of Genesys and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Genesys or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Genesys or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Genesys. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Genesys or any of its subsidiaries in connection with the execution and delivery of this Agreement by Genesys and Merger Sub or the consummation by Genesys and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement as provided in Section 1.2, (ii) if required, the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Genesys Common Stock issuable upon conversion of the Forte Common Stock in the Merger and upon exercise of the options under the Forte Stock Option Plan assumed by Genesys, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Genesys and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

          4.4  SEC Documents; Financial Statements.  Genesys has made available
               -----------------------------------
to Forte a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act, definitive proxy statement, and other filing filed with the SEC by Genesys since April 3, 1997, and, prior to the Effective Time, Genesys will have furnished Forte with true and complete copies of any additional documents filed with the SEC by Genesys prior to the Effective Time (collectively, the "Genesys SEC Documents"). All documents required to be filed as exhibits to the Genesys SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Genesys nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Genesys SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 and the Securities Act, and none of the Genesys SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Genesys SEC Document.

          4.5  Absence of Certain Changes.  Since September 30, 1997 (the
               --------------------------
"Genesys Balance Sheet Date"), Genesys has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Genesys; (ii) any acquisition, sale or transfer of any material asset of Genesys or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Genesys or any revaluation by Genesys of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Genesys, or any direct or indirect redemption, purchase or other acquisition by Genesys of any of its shares of capital stock; or (v) any agreement by Genesys or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (iv) (other than agreements with Forte regarding the transactions contemplated by this Agreement).

          4.6  Absence of Undisclosed Liabilities.  Genesys has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Genesys's Quarterly Report on Form 10-Q for the period
ended September 30, 1997 (the   "Genesys Balance Sheet"), (ii) those incurred in
the ordinary course of business and not required to be set forth in the Genesys Balance Sheet under generally accepted accounting principles, and (iii) those incurred in the ordinary course of business since the Genesys Balance Sheet Date and consistent with past practice.

          4.7  Additional Tax Representations.
               ------------------------------

               (a) The assets transferred to Forte pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Forte immediately prior to the Merger will continue to be held by Forte immediately after the Merger. For the purpose of determining the percentage of Forte's and Merger Sub's net and gross assets held by Forte immediately following the Merger, the following assets will be treated as property held by Merger Sub or Forte, as the case may be, immediately prior to but not subsequent to the Merger: (i) assets used by Forte or Merger Sub (other than assets transferred from Genesys to Merger Sub for such purpose) to pay shareholders perfecting dissenter's rights or other expenses or liabilities incurred in connection with the Merger and (ii) assets used to make distributions, redemptions or other payments in respect of Forte Common Stock (except for regular, normal distributions) or in respect of rights to acquire such stock (including payments treated as for tax purposes) that are made in contemplation of the Merger or that are related thereto.

          (b) Merger Sub was formed solely for the purpose of consummating the transactions contemplated by the Agreement and at no time will Merger Sub conduct any business activities or other operations, or dispose of any of its assets, other than pursuant to its obligations under this Agreement.

          (c) The Merger is being undertaken by Genesys and Merger Sub for valid business purposes and not for the purpose of tax avoidance, and the terms of the Merger are the product of arm's length negotiations.

          (d) Prior to the Merger, Genesys will be in "Control" of Merger Sub. As used in this Section 4.7, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

          (e) In the Merger, shares of Forte Common Stock representing Control of Forte will be exchanged solely for shares of Genesys Common Stock. For purposes of this paragraph, shares of stock of Forte exchanged in the Merger for cash and other property (other than shares of Genesys Common Stock) (including, without limitation, cash paid to shareholders of Forte perfecting dissenters' rights or in lieu of fractional shares of Genesys voting stock) originating with Genesys will be treated as shares of Forte Common Stock outstanding on the date of the Merger.

          (f) Except with respect to cash payments made to holders of Dissenting Shares or in lieu of issuing fractional shares of Genesys Common Stock, 100% of the Forte Common Stock outstanding immediately prior to the Merger will be exchanged pursuant to this Agreement solely for Genesys Common Stock. Thus, except as set forth in the preceding sentences, Genesys intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Forte Common Stock other than Genesys Common Stock.

          (g) The payment of cash in lieu of fractional shares of Genesys Common Stock is solely for the purpose of avoiding the expense and inconvenience to Genesys of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Shareholders in lieu of fractional shares of Genesys Common Stock will not exceed one (1) percent of the total consideration that will be issued in the Merger to Shareholders in exchange for their Forte Common Stock. The fractional share interests of each Forte shareholder will be aggregated, and no Forte Shareholder will receive cash in an amount equal to or greater than the value of one full share of Genesys Common Stock.

          (h) Genesys has no plan or intention to cause Forte to issue additional shares of stock after the Merger, or take any other action, that would result in Genesys losing Control of Forte.

          (i) Genesys has no plan or intention to reacquire any of its stock issued pursuant to the Merger.

          (j) Genesys has no plan or intention to liquidate Forte; to merge Forte with or into another corporation, including Genesys or its affiliates; to sell, distribute or otherwise dispose of the stock of Forte; or to cause Forte to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or a transfer of assets to a corporation control by Forte.

          (k) Genesys and Merger Sub have no knowledge of any plan or intention ("Plan") on the part of shareholders of Forte to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its shareholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Genesys Common Stock received in the Merger.

          (l) In the Merger, Merger Sub will have no liabilities assumed by Forte and will not transfer to Forte any assets subject to liabilities, except to the extent incurred in connection with the transaction contemplated by the Agreement.

          (m) Following the Merger, Genesys will cause Forte to continue its historic business or use a significant portion of its historic business assets in a business.

          (n) During the past five (5) years, none of the outstanding shares of Forte Common Stock, including the right to acquire or vote any such shares, have directly or indirectly been owned by Genesys.

          (o) Neither Genesys nor Merger Sub is nor will be at the Effective Time an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          (p) The fair market value of the Genesys Common Stock received by each shareholder of Forte will be approximately equal to the fair market value of the stock of Forte surrendered in exchange therefore, and the aggregate consideration received by shareholders of Forte in exchange for their stock of Forte will be approximately equal to the fair market value of all of the outstanding shares of stock of Forte immediately prior to the Merger.

          (q) Merger Sub, Genesys, Forte and the shareholders of Forte will each pay separately its or their own expenses relating to the Merger.

          (r) There is no intercorporate indebtedness existing between Genesys and Forte or between Merger Sub and Forte that was issued, acquired, or will be settled at a discount as a result of the Merger.

          (s) No shareholder of Forte is acting as an agent of Genesys in connection with the Merger or approval thereof, and Genesys will not reimburse any Forte shareholder for Forte capital stock such shareholder may have purchased for Genesys, or for other obligations such shareholder may have incurred on behalf of Genesys.

          (t) None of the compensation received by any shareholder-employee of Forte will be separate consideration for, or allocable to, any of their shares of stock of Forte Common Stock; none of the shares of Genesys Common Stock received by an shareholder-employee of Forte will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of Forte will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          (u) Following the Merger, Genesys will comply with the record-keeping and information filing requirements of Treasury Regulations Section 1.368-3.

     4.8  Governmental Authorization. Genesys and each of its subsidiaries have
          --------------------------
obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Genesys or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Genesys's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Genesys Authorizations"), and all of such Genesys Authorizations are in full force and effect, except where the failure to obtain or have any of such Genesys Authorizations could not reasonably be expected to have a Material Adverse Effect on Genesys.

     4.9  Compliance With Laws. Each of Genesys and its subsidiaries has
          --------------------
complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Genesys.

     4.10 Broker's and Finders' Fees. Genesys has not incurred, nor will it
          --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.11 Board Approval.  The Board of Directors of Genesys has unanimously (i)
          --------------
approved this Agreement and the Merger and (ii) determined that the Merger is in the best interests of its shareholders and is on terms that are fair to such shareholders.

          4.12 Representations Complete.  None of the representations or
               ------------------------
warranties made by Genesys or Merger Sub herein or in any Schedule hereto, including the Genesys Disclosure Schedule, or certificate furnished by Genesys or Merger Sub pursuant to this Agreement, or the Genesys SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE V.

                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

          5.1  Conduct of Business of Forte and Genesys.  During the period from
               ----------------------------------------
the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Forte and Genesys agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Forte and Genesys agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect. Notwithstanding anything in this Section 5.1 to the contrary, Genesys may negotiate and consummate acquisitions of businesses or assets without providing notice to or obtaining the consent of Forte. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Forte nor Genesys shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do or cause or permit any of the following, without the prior written consent of the other:

               (a) Charter Documents.  Cause or permit any amendments to its
                   -----------------
Articles of Incorporation or Bylaws;

               (b) Dividends; Changes in Capital Stock. Declare or pay any
                   -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries; or

          (c) Other.  Take, or agree in writing or otherwise to take, any of the
              -----
actions described in Sections 5.1(a) and (b) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     5.2  Conduct of Business of Forte. During the period from the date of this
          ----------------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Forte shall consult with Purchaser on a weekly basis concerning operating decisions not otherwise in the ordinary course of business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Forte shall not do or cause or permit any of the following, without the prior written consent of Genesys, which consent shall not be unreasonably withheld:

          (a) Material Contracts.  Enter into any contract or commitment, or
              ------------------
violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice and in no event shall such contract, commitment, amendment, modification or waiver be in excess of $25,000;

          (b) Issuance of Securities.  Issue, deliver or sell or authorize or
              ----------------------
propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

          (c) Stock Option Plans, Etc.  Accelerate, amend or change the period
              ------------------------
of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

          (d) Intellectual Property.  Transfer to any person or entity any
              ---------------------
rights to its Intellectual Property or Software other than in the ordinary course of business consistent with past practice;

          (e) Exclusive Rights.  Enter into or amend any agreements pursuant
              ----------------
to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (f) Dispositions.  Sell, lease, license or otherwise dispose of or
              ------------
encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with past practice;

          (g) Indebtedness.  Incur any indebtedness for borrowed money or
              ------------
guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (h) Leases. Enter into any operating lease in excess of an aggregate
              ------
of $10,000;

          (i) Payment of Obligations.  Pay, discharge or satisfy in an amount in
              ----------------------
excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Forte Financial Statements;

          (j) Capital Expenditures.  Make any capital expenditures, capital
              --------------------
additions or capital improvements in excess of $10,000 except in the ordinary course of business and consistent with past practice;

          (k) Insurance.  Materially reduce the amount of any material insurance
              ---------
coverage provided by existing insurance policies;

          (l) Employee Benefit Plans; New Hires; Pay Increases.  Adopt or amend
              ------------------------------------------------
any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee (except that it may hire a replacement for any current director level or officer level employee if it first provides Genesys advance notice regarding such hiring decision), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

          (m) Severance Arrangements.  Grant any severance or termination pay
              ----------------------
(i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date hereof or
(B) grants which are made in the ordinary course of business in accordance with its standard past practice;

          (n) Lawsuits.  Commence a lawsuit other than (i) for the routine
              --------
collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Genesys prior to the filing of such a suit, (iii) for a breach of this Agreement, or (iv) otherwise to declare or enforce rights or obligations under this Agreement;

          (o) Acquisitions.  Acquire or agree to acquire by merging or
              ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;

          (p) Taxes.  Other than in the ordinary course of business, make or
              -----
change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (q) Notices.  Fail to give all notices and other information required
              -------
to be given to the employees of Forte, any collective bargaining unit representing any group of employees of Forte, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

          (r) Revaluation.  Revalue any of its assets, including without
              -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (s) Other.  Take or agree in writing or otherwise to take, any of the
              -----
actions described in Sections 5.2(a) through (r) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing.

          5.3  No Solicitation.  Forte and its subsidiaries and the officers,
               ---------------
directors, employees or other agents of Forte and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Forte or any of its subsidiaries to, or afford access to the properties, books or records of Forte or any of its subsidiaries to, any person that has advised Forte that it may be considering making, or that has made, a Takeover Proposal. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Forte, then, to the extent the Board of Directors of Forte believes in good faith (after consultation with its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Forte's shareholders from a financial point of view than the transaction contemplated by the Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Forte determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Forte to comply with its fiduciary duties to shareholders under applicable law, Forte and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Forte's Board of Directors, and such actions shall not be considered a breach of this Section 5.3 or any other provisions of this Agreement, provided that in each such event Forte notifies Genesys of such determination by the Forte Board of Directors and provides Genesys with a true and complete copy of the Superior Proposal received from such third party, if the Superior Proposal is in writing, or a complete written summary thereof, if it is not in writing, and provides Genesys with all documents containing or referring to non-public information of Forte that are supplied to such third party; provided further, that (A) the Board of Directors
                              -------- -------
of Forte has determined, with the advice of Forte's investment bankers, that such third party is capable of making a Superior Proposal upon satisfactory completion of such third party's review of the information supplied by Forte,
(B) the third party has stated that it intends to make a Superior Proposal, (C) Forte may not provide any non-public information to any such third party if it has not prior to the date thereof provided such information to Genesys or Genesys's representatives, (D) Forte notifies Genesys in advance of any disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed, and (E) Forte provides such non-public information pursuant to a non-disclosure agreement at least as restrictive as the Confidentiality Agreement (as defined in Section 6.3). Forte will promptly notify Genesys after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Forte or any of its subsidiaries or for access to the properties, books or records of Forte or any of its subsidiaries by any person that has advised Forte that it may be considering making, or that has made, a Takeover Proposal and will keep Genesys fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Genesys with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Forte or any of its subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, Forte or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                                 ARTICLE VI.

                             ADDITIONAL AGREEMENTS
                             ---------------------

          6.1  Shareholders' Consent.  Forte shall promptly after the date
               ---------------------
hereof and prior to the Effective Time take all action necessary in accordance with the CGCL and its Articles of Incorporation and Bylaws to solicit the written consent or approval of the holders of a majority of the Forte Common Stock, and use all reasonable efforts and shall not postpone such solicitation without the consent of Genesys.

          6.2  Access to Information.
               ---------------------

               (a) Forte shall afford Genesys and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Forte's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Forte as Genesys may reasonably request. Forte agrees to provide to Genesys and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Genesys shall afford Forte and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Genesys's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Genesys and its subsidiaries as Forte may reasonably request. Genesys agrees to provide to Forte and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

               (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Genesys and Forte shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

               (c) No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          6.3  Confidentiality.  The parties acknowledge that each of Genesys
               ---------------
and Forte has previously executed a non-disclosure agreement (the
"Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

          6.4  Public Disclosure.  Unless otherwise permitted by this Agreement,
               -----------------
Genesys and Forte shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure

(whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

          6.5  Consents; Cooperation.
               ---------------------

               (a) Each of Genesys and Forte shall promptly apply for or otherwise seek, and use its best efforts to obtain (i) all consents and approvals required to be obtained by it for the consummation of the Merger, (ii) all necessary consents, waivers and approvals under any of its material contracts listed on Schedule 2.3 in connection with the Merger for the
                    ------------
assignment thereof or otherwise; (iii) qualification of the Merger as a tax-free reorganization under the provisions of Sections 354(a) and 368(a) of the United States Internal Revenue Code of 1986, as amended; and (iv) for accounting purposes, treatment of the Merger as a pooling of interests.

               (b) Notwithstanding anything to the contrary in Section 6.5(a),
(i) neither Genesys nor any of its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Genesys or of Genesys combined with the Surviving Corporation after the Effective Time or (ii) Forte shall not be required to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Forte.

               (c) Genesys shall use reasonable efforts to ensure that former Forte employees of the Surviving Corporation become eligible to participate in Genesys' employee benefit plans (as defined in Section 13(3) of ERISA), on an equal basis with Genesys' employees.

          6.6  Legal Requirements.  Each of Genesys, Merger Sub and Forte will,
               ------------------
and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

          6.7  Blue Sky Laws.  Genesys shall take such steps as may be necessary
               -------------
to
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Genesys Common Stock in connection with the Merger. Forte shall use its best efforts to assist Genesys as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Genesys Common Stock in connection with the Merger.

     6.8  Treatment of Employees; Benefit Plans.
          -------------------------------------

          (a) At the Effective Time, the Forte Stock Option Plan and each outstanding option to purchase shares of Forte Common Stock under the Forte Stock Option Plan, whether vested or unvested, will be assumed by Genesys.
Schedule 6.8 hereto sets forth a true and complete list as of the date hereof of
------------
all holders of outstanding options under the Forte Stock Option Plan, including the number of shares of Forte capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Forte shall deliver to Genesys an updated
Schedule 6.8 hereto current as of such date.
------------

          (b) Each such option so assumed by Genesys under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Forte Stock Option Plan, immediately prior to the Effective Time, except that (i) each such option will be exercisable for that number of whole shares of Genesys Common Stock equal to the product of the number of shares of Forte Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Genesys Common Stock, and (ii) the per share exercise price for the shares of Genesys Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Forte Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.


          (c) Consistent with the terms of the Forte Stock Option Plan and the documents governing the outstanding options under those Plans, the Merger will not terminate any of the outstanding options under such Plans or accelerate the exercisability or vesting of such options or the shares of Genesys Common Stock which will be subject to those options upon the Genesys's assumption of the options in the Merger. Within 10 business days after the Effective Time, Genesys will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Forte Stock Option Plan a document in form and substance satisfactory to Forte evidencing the foregoing assumption of such option by Genesys; provided, however, that a form of such document shall be
                        --------  -------
provided to Forte no later than four (4) business days prior to the Effective Time.

          (d) For purposes of Genesys employee benefit plans, Forte employees will receive full credit for years of service with Forte.

          6.9  Form S-8.  Genesys agrees to file, no later than thirty (30) days
               --------
after the Closing, a registration statement on Form S-8 covering the shares of Genesys Common Stock issuable pursuant to outstanding options under the Forte Stock Option Plan assumed by Genesys. Forte shall cooperate with and assist Genesys in the preparation of such registration statement.

          6.10 Listing of Additional Shares.  Genesys shall file with the Nasdaq
               ----------------------------
National Market a Notification Form for Listing of Additional Shares with respect to the shares to be issued in the Merger.

          6.11 SBA Loan.  Genesys agrees to cause Forte to promptly repay the
               --------
existing indebtedness pursuant to the loan made to Forte by the United States Small Business Administration, as and when said loan shall become due and payable in accordance with its terms, upon acceleration or otherwise.

          6.12 Forte Tax Returns.  The parties agree that the Forte Shareholders
               -----------------
shall prepare and file final tax returns at their expense. The Forte Shareholders shall provide Genesys reasonable opportunity to review and comment on such tax returns and shall not file such tax returns until Genesys shall have consented thereto in writing, such consent not to be unreasonably withheld.


                                  ARTICLE VII.

                                INDEMNIFICATION
                                ---------------

          7.1  Indemnification by Forte and the Forte Shareholders.
               ---------------------------------------------------

               (a)  Survival of Representations, Etc.  All representations,
                    --------------------------------
warranties, and covenants of Forte and the Forte Shareholders contained in this Agreement shall survive Closing and the Effective Time of the Merger and remain in full force and effect until one (1) year from the date of closing.

               (b)  Indemnifiable Losses. Forte and the Forte Shareholders, to
                    --------------------
the extent of the Escrow Shares will indemnify and hold harmless Genesys, and its officers, directors, agents and each Person, if any, who controls or may control Genesys within the meaning of the Securities Act (each, an "Indemnified Person" and collectively, the "Indemnified Persons"), from and against any and all actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees and expenses ("Losses") arising out of or relating to any misrepresentation or breach of or default in connection with either (i) any of the representations, warranties and covenants given or made by Forte or the Forte Shareholders, as the case may be, in this Agreement, and any exhibit or schedule hereto or any certificate, document or instrument delivered by or on behalf of Forte or the Forte Shareholders pursuant hereto, or (ii) any and all actions, suits, claims or legal, administrative, arbitrative, governmental or other proceedings or investigations against any Indemnified Person incident to any of the foregoing. Any claim for indemnification hereunder must be made in writing on or prior to the termination of the escrow pursuant to the terms of the Escrow Agreement.

          (c) Claims; Threshold Amount.  Notwithstanding the foregoing, neither
              ------------------------
Forte nor the Forte Shareholders shall have any liability with respect to the matters described in paragraph (a) above unless and until the aggregate amount of Losses of which Forte and the Holders' Agent (as defined in Section 10.1) receive written notice exceeds $50,000.00 (the "Threshold Amount"), but still subject to the limitations set forth in Section 7.1(d). At such time as the aggregate Losses exceed the Threshold Amount, Genesys shall be indemnified to the full extent of all such Losses (including Losses counted in determining whether the aggregate Losses equal or exceed the Threshold Amount), but still subject to the limitation set forth in Section 7.1(e); provided, however, that this paragraph shall not apply to any intentional or fraudulent breach of any representation, warranty, covenant or obligation.

          (d) Escrow.  As security for the obligation to indemnify Genesys
              ------
hereunder, the Escrow Shares shall be deposited with the Escrow Agent pursuant to the terms of that certain Escrow Agreement, pursuant to Section 1.7(d) of this Agreement.

          (e) Remedies.  (i) Anything herein to the contrary notwithstanding,
              --------
except for gross negligence, recklessness or fraud, (x) neither Forte nor the Forte Shareholders shall be liable to Genesys or to any Indemnified Person under this Article VII or otherwise other than to the extent of the Escrow Shares, which for such purposes, shall include all dividends, distributions, payments, in respect of or in exchange for such Escrow Shares (together with the Escrow Shares referred to as the "Escrow Funds") and (y) any and all Losses to be indemnified pursuant to this Section 7.1 shall be limited to and paid solely with Escrow Funds. Any Losses to be indemnified pursuant to this Section 7.1 shall be reimbursed by transferring to Genesys or to the Indemnified Persons, as the case may be, a number of Escrow Shares, subject to the preceding sentence, calculated by dividing the amount of such claim by the Genesys Stock Price, together with all other Escrow Funds received in respect of all such Escrow Shares as may be necessary to satisfy such claim; (ii) Genesys and the Indemnified Persons shall not be entitled to recover under this Section 7.1 to the extent the subject matter of the claim is reimbursed by insurance proceeds (including title insurance) held by the Surviving Corporation or Genesys; and
(iii) the amount of any recovery by Genesys and the Indemnified Persons pursuant to Section 7.1 shall be net of any actual Tax benefits inuring to Genesys or Forte to the extent such Tax benefits result from such claim.

               (f)  Claim Procedure.
                    ---------------

                    (i) If an Indemnified Person shall have any claim against Forte and/or the Forte Shareholders pursuant to this Agreement for which it seeks remedy under this Article VII, it shall promptly give written notice thereof to the Holders' Agent and the

Escrow Agent including in such notice a brief description of the facts upon which such claim is based and, to the extent known, the amount thereof; provided, that the failure to promptly give any such notice in accordance with
--------
the terms specified in this Agreement shall not affect the Indemnified Person's right to obtain indemnity therefor to the extent that such failure does not materially prejudice Forte; and, provided, that, in each case, notice of such
                                 --------
claim shall have been given before the date provided in Section 7.1(a). If, after the amount of the claim is specified by the Indemnified Person, the Holders' Agent objects to any such claim, it may give written notice to the Indemnified Person and the Escrow Agent within thirty (30) days of the later of receipt of the Indemnified Person's notice of claim or the specification by the Indemnified Person of the amount of the claim, advising the Indemnified Person of its objection. If no such notice is timely received from the Holders' Agent by the Indemnified Person, the Indemnified Person will be entitled to payment from the Escrow Funds pursuant to Section 7.2, in the amount of the Loss arising out of the claim specified in its notice of claim. If the Holders' Agent advises the Indemnified Person within such thirty-day period that it objects to such claim, the Indemnified Person and the Holders' Agent shall promptly meet and use their best efforts to settle the dispute in writing. If the Indemnified Person and the Holders' Agent are unable to reach agreement within thirty days after the Holders' Agent objects to the claim, then the disputed portion of the claim shall be submitted to arbitration in accordance with Section 10.9. If the Arbitrator shall determine that the Indemnified Person is entitled to indemnification with respect to the dispute submitted, the Indemnified Person will be entitled to obtain payment from the Escrow Funds pursuant to Section 7, in the amount determined by the arbitrator.

          (ii) If a claim by a third party is made against an Indemnified Person for which the Indemnified Person is entitled to indemnification under this Article VII, the Indemnified Person shall promptly notify the Holders' Agent in writing of such claim. Such notice shall set forth such information with respect to such claim as is then available to the Indemnified Person, including the liability asserted in the claim or the Indemnified Person's good faith estimate thereof. In the event the liability asserted in such claim, or reasonably estimated by an Indemnified Person with respect thereto, shall not exceed the then existing balance of the Escrow Funds, then the Holders' Agent shall have the lesser of (x) twenty (20) days after the receipt of such notice, or (y) the period ending five (5) days before a responsive pleading is required, to undertake to conduct and control, through counsel of its own choosing, and at its sole risk and expense, the good faith settlement and/or defense of such claim, and the Indemnified Person shall cooperate fully with the Holders' Agent in connection therewith; provided: (a) the Indemnified Person shall be entitled
                         --------
to participate in such settlement or defense through counsel of its own choosing, provided that the fees and expense of such counsel shall be fully borne by the Indemnified Person, and (b) the Holders' Agent shall have, within such aforementioned period, notified the Indemnified Person in writing of its election to undertake the settlement or defense and confirmed in writing the obligation of Forte to indemnify the Indemnitee for the liability asserted in such claim. The Holders' Agent shall obtain the written consent of the Indemnified Person, which consent shall not be unreasonably withheld, before the Holder's Agent ceases to defend, settle or otherwise dispose of such claim if, as a result thereof, the Indemnified Person would become subject to injunctive or other equitable relief or the business of the Indemnified Person would be materially adversely affected in any manner. So long as the Holders' Agent is reasonably contesting any such claim in good faith, the Indemnified Person shall fully cooperate with the Holders' Agent in the defense or settlement of such claim as is reasonably required by the Holders' Agent, and the Indemnified Person shall not pay or settle such claim without the consent of the Holders' Agent; provided, however, that
                                           --------  -------
notwithstanding the foregoing, the Indemnified Person shall have the right to pay or settle any such claim at any time without the consent of the Holders' Agent if, and only if, in such event, the Indemnified Person shall have waived in writing any right to indemnification therefor. If the Holders' Agent does not give the Indemnified Person the timely written notice of the undertaking referred to in clause (b) of this subsection (ii) the Indemnified Person shall thereafter have the right to contest, defend, settle or compromise the claim at its exclusive discretion, and may recover its Losses as otherwise provided in this Article VII.

                    (iii) For purposes of this Article VII, any Loss shall be computed net of any insurance proceeds with respect thereto which reduced the Loss that would otherwise be sustained; provided, however, that in all cases,
                                        --------  -------
the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of the Loss. In any case where an indemnifiable claim is made and the Surviving Corporation (i) receives a tax benefit (such as a deduction or credit) in the tax year or years following the Effective Time of the Merger as a result of the adjustment or adjustments giving rise to the tax claim, and/or (ii) an Indemnified Person receives tax benefits applicable to the period prior to the Effective Time of the Merger which either arise from the adjustment or adjustments giving rise to such claim, or which were not carried on Forte's books as an asset on the Effective Time of the Merger, then the amount of any such claim shall be reduced by the amount of such tax benefits; provided, however, that, in all cases, the timing of the
                   --------  -------  ----
receipt or realization arising from the tax adjustment or adjustments and the tax benefits received shall be taken into account in determining the amount of reduction of the Loss.

          (g) Escrow Distributions.  Distribution of the Escrow Shares shall be
              --------------------
made in the manner provided in the Escrow Agreement.

     7.2  Indemnification by Genesys.  For a period of one (1) year from the
          --------------------------
date of Closing, Genesys will indemnify and hold harmless Forte and the Forte Shareholders and their respective Indemnified Persons from and against any and all Losses, arising out of or relating to any misrepresentation or breach of or default or other action or omission in connection with either any of the representations, warranties and covenants given or made by Genesys or Merger Sub in this Agreement, and any exhibit or schedule hereto or any certificate, document or instrument delivered by or on behalf of Genesys pursuant hereto, or
(ii) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Person incident to any of the foregoing.

          7.3  Assignments.  The provisions of this Article VII are intended to
               -----------
be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

          7.4  Reasonable Best Efforts and Further Assurances.  Each of the
               ----------------------------------------------
parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.


                                 ARTICLE VIII.

                            CONDITIONS TO THE MERGER
                            ------------------------

          8.1  Conditions to Obligations of Each Party to Effect the Merger.
               ------------------------------------------------------------
The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a) Shareholder Approval. This Agreement and the Merger shall
                   --------------------
have been approved and adopted by the holders of a majority of the shares of Forte Common Stock.

               (b) Opinions.  Genesys shall have received from Gray Cary Ware &
                   --------
Freidenrich, a Professional Corporation, and Forte shall have received from Brobeck, Phleger & Harrison LLP, respectively, a written opinion, dated as of the Closing Date substantially in the forms attached hereto as Exhibits C and D
                                                               ----------------
respectively.

               (c) No Injunctions or Restraints; Illegality.  No temporary
                   ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

               (d) Governmental Approval.  Genesys, Forte and Merger Sub and
                   ---------------------
their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state Blue Sky laws.

          (e) Escrow Agreement.  The parties shall have executed and delivered
              ----------------
the Escrow Agreement in the form attached hereto as Exhibit B.
                                                    ---------

          (f) No Dissenting Shares.  No Forte Shareholder shall have demanded
              --------------------
appraisal for any shares of Forte Common Stock in accordance with Section 1300 of the CGCL.

     8.2  Additional Conditions to Obligations of Forte. The obligations of
          ---------------------------------------------
Forte to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Forte:

          (a) Representations, Warranties and Covenants.  (i) The
              -----------------------------------------
representations and warranties of Genesys and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Genesys and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b) Certificate of Genesys.  Forte shall have been provided with a
              ----------------------
certificate executed on behalf of Genesys by its Chief Financial Officer to the effect that, as of the Effective Time:

              (i) all representations and warranties made by Genesys and Merger Sub under this Agreement are true and complete in all material respects; and

              (ii) all covenants, obligations and conditions of this Agreement to be performed by Genesys and Merger Sub on or before such date have been so performed in all material respects.

          (c) No Material Adverse Changes.  There shall not have occurred any
              ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Genesys and its subsidiaries, taken as a whole.

          (d) Injunctions or Restraints on Conduct of Business.  No temporary
              ------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Genesys's business following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (e) Registration Rights Agreement.  The parties shall have executed
              -----------------------------
and delivered a registration rights agreement in substantially the form attached hereto as Exhibit E.
          ---------

          (f) Tax Free Reorganization.  For federal income tax purposes, the
              -----------------------
Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

     8.3  Additional Conditions to the Obligations of Genesys and Merger Sub.
          ------------------------------------------------------------------
The obligations of Genesys and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Genesys:

          (a) Representations, Warranties and Covenants.  (i) The
              -----------------------------------------
representations and warranties of Forte in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Forte shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of Forte.  Genesys shall have been provided with a
              --------------------
certificate executed on behalf of Forte by its President to the effect that, as of the Effective Time:

              (i) all representations and warranties made by Forte under this Agreement are true and complete in all material respects; and

              (ii) all covenants, obligations and conditions of this Agreement to be performed by Forte on or before such date have been so performed in all material respects.

          (c) Injunctions or Restraints on Conduct of Business.  No temporary
              ------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting

Genesys's conduct or operation of the business of Forte, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (d) No Material Adverse Changes.  There shall not have occurred any
              ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Forte.

          (e) Delivery of Forte Stock Certificates.  The Forte Shareholders
              ------------------------------------
shall have delivered to Genesys or the Exchange Agent at the Closing certificates for all shares of Forte Common Stock.

          (f) Investor Questionnaire; Investment Representation Letter and
              ------------------------------------------------------------
Affiliate Agreement.  Each Forte Shareholder shall have executed and delivered
-------------------
in substantially the forms attached hereto as Exhibits F, G and H, respectively.
                                              -------------------

          (g) Pooling Letter.  Genesys shall have received a letter from Arthur
              --------------
Andersen LLP, in form and substance reasonably satisfactory to Genesys, to the effect that the transactions contemplated by this Agreement will be accounted for by Genesys as a "pooling of interests" under generally acceptable principles and the rules, regulations and polices of the SEC.

          (h) Non-Competition and Non-Interference Agreements.  Each person
              -----------------------------------------------
listed on Schedule 8.3(i)-1 shall have entered into and delivered a Non-Competition and Non-Interference Agreement in the form attached hereto as

Exhibit I and each person listed on Schedule 8.3(i)-2 shall have entered into
---------
and delivered a Non-Competition and Non-Interference Agreement in the form attached as Exhibit J.
            ---------


                                  ARTICLE IX.

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     9.1  Termination.  At any time prior to the Effective Time, whether before
          -----------
or after approval of the matters presented in connection with the Merger by the shareholders of Forte, this Agreement may be terminated:

          (a) by mutual consent of Genesys and Forte;

          (b) by either Genesys or Forte, if, without fault of the terminating party, the Closing shall not have occurred on or before December 31, 1997 (or such later date as may be agreed upon in writing by the parties hereto);

          (c) by Genesys, if (i) Forte shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten business days of receipt by Forte of written notice of such breach or
(ii) the Board of Directors of Forte shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Genesys or shall have resolved to do any of the foregoing;

          (d) by Forte, if Genesys shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten days following receipt by Genesys of written notice of such breach;

          (e) by either Genesys or Forte if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Forte shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof or any shareholder consent.

     9.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Genesys, Merger Sub or Forte or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 6.3 (Confidentiality), Section 9.3 (Expenses) and this Section 9.2 shall remain in full force and effect and survive any termination of this Agreement.

     9.3  Expenses.
          --------

          (a) Subject to subsections (b) and (c) of this Section 9.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except the listing of additional shares pursuant to Section 6.10 and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be paid by Genesys; provided however that Forte or the Surviving Corporation shall not become obligated to pay any fees or expenses incurred by its advisors, accountants and legal counsel in excess of $50,000.00.

          (b) In the event that (i) Genesys shall terminate this Agreement pursuant to Section 9.1(c) or (ii) Genesys shall terminate this Agreement pursuant to Section 9.1(e)(ii), Forte shall promptly reimburse Genesys for all of the out-of-pocket costs and expenses incurred by Genesys in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

               (c) In the event that (i) Forte shall terminate this Agreement pursuant to Section 9.1(d), Genesys shall promptly reimburse Forte for all of the out-of-pocket costs and expenses incurred by Forte in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

          9.4  Amendment.  The boards of directors of the parties hereto may
               ---------
cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Forte or Genesys shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Forte Common Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Forte Common Stock or Genesys Common Stock.

          9.5  Extension; Waiver.  At any time prior to the Effective Time any
               -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X.

                               GENERAL PROVISIONS
                               ------------------

          10.1 Holders' Agent.
               --------------

               (a) The Forte Shareholders shall be represented hereunder by Charles Dazler Knuff (the "Holders' Agent"), and the Holders' Agent is hereby irrevocably constituted and appointed as the true and lawful agent and attorney-in-fact of the Forte Shareholders to act on behalf of the Forte Shareholders as provided herein. The Holders' Agent is authorized to take any actions deemed by it appropriate or necessary to carry out the provisions of, and to determined the rights of the Forte Shareholders to, this Agreement. The Holders' Agent is designated as the sole and exclusive agent for the Forte Shareholders for all purposes related to this Agreement (including, without limitation, (i) service of process upon the Forte Shareholders, (ii) receipt of all notices on behalf of the Forte Shareholders with respect to any matter, suit, claim, action or proceeding arising with respect to the Merger or any arbitration or transaction contemplated by this Agreement, including, without limitation, the defense, settlement or compromise of any claim, action, or proceeding for which any

Indemnified Person pursuant to Article VII hereof or which may be brought against any Forte Shareholder to enforce such indemnity), and the Forte Shareholders may act only through the Holders' Agent. Following the Effective Time of the Merger, Merger Sub and Forte shall be entitled to rely on the Holders' Agent's authority as the agent of the Forte Shareholders for all purposes hereunder and shall have no liability for any such reliance. The Forte Shareholders may not revoke the authority of the Holders' Agent unless a majority in interest of the Forte Shareholders notify Genesys at least thirty
(30) days in advance of such revocation and appoint a new Holders' Agent to serve in its place. Each Forte Shareholder hereby ratifies and confirms, and hereby agrees to ratify and confirm, any action taken by the Holders' Agent in the exercise of the power-of-attorney granted to the Holders' Agent pursuant to this Section 10.1, which power-of-attorney, being coupled with an interest, is irrevocable and shall survive the death, incapacity or incompetence of such Forte Shareholder.

          (b) The Holders' Agent (i) shall not be liable to any of the Forte Shareholders for any action taken in accordance with the written consent of the Forte Shareholders who, prior to the Merger, owned a majority of the shares of Common Stock of the Forte Shareholders, or for any error of judgment, act done or omitted by it in good faith, or mistake of fact or law unless caused by its own gross negligence or willful misconduct; (ii) shall be entitled to treat any letter or other document furnished by Genesys, Merger Sub, the Surviving Corporation or any Forte Shareholder as genuine and having been signed and presented by the proper party or parties; and (iii) shall be reimbursed by the Forte Shareholders for counsel fees and other out-of-pocket expenses incurred by it in connection with this Agreement.

          (c) The Holders' Agent may be removed by a majority vote or consent of the Forte Shareholders. In the event of the death of removal of the Holders' Agent, a new Holders' Agent shall be elected by a majority vote or consent of the Forte Shareholders. The Holders' Agent shall promptly inform Genesys in writing upon the election of a new Holders' Agent. If at any time there shall not be a Holders' Agent or the Forte Shareholders shall fail to appoint a Holders' Agent, then either the Surviving Corporation or a Forte Shareholder may have a court of competent jurisdiction appoint a Holders' Agent.

     10.2 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a)  if to Genesys or Merger Sub, to:

                    Genesys Telecommunications Laboratories, Inc.
                    1155 Market Street
                    San Francisco, CA 94103
                    Attention:  Franklin P. Huang, Esq.
                    Facsimile No.:  (415) 437-1100
                    Telephone No.:  (415) 437-1260

                    with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    One Market, Spear Tower
                    San Francisco, CA  94105
                    Attention:  Scott D. Lester, Esq.
                    Facsimile No.: (415) 442-1010
                    Telephone No.: (415) 442-0900

               (b)  if to Forte or the Holders' Agent, to:

                    Forte Advanced Management Software, Inc.
                    2141 Palomar Airport Road, Suite 100
                    Carlsbad, CA 92009
                    Attention:  Charles Dazler Knuff
                    Facsimile No.:  (760) 431-6465
                    Telephone No.:  (760) 431-6400

                    with a copy to:

                    Gray Cary Ware & Freidenrich
                    139 Townsend Street
                    San Francisco, CA 94107-1922
                    Attention:  J. Howard Clowes, Esq.
                    Facsimile No.:  (415) 836-9243
                    Telephone No.:  (415) 836-2510

          10.3 Interpretation.  When a reference is made in this Agreement to
               --------------
Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

          10.4 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          10.5 Entire Agreement; Nonassignability; Parties in Interest.  This
               -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Forte Disclosure Schedule and the Genesys Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Article VII; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          10.6 Severability.  In the event that any provision of this Agreement,
               ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          10.7 Remedies Cumulative.  Except as otherwise provided herein, any
               -------------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          10.8 Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

          10.9 Arbitration.
               -----------

               (a) For purposes of arbitration pursuant to Section 7.1(f), the Surviving Corporation and the Holders' Agent shall each select an arbitrator to serve on a three party arbitration panel and the arbitrators so selected shall select the third arbitrator to serve on such panel. If the selected arbitrator declines or is unable to serve for any reason, the appointed arbitrators shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of any court of the State of California shall be invoked to make such selection.

               (b) Any arbitration pursuant to Section 7.1(f), shall be conducted as follows:

                   (i) The arbitrator shall follow the Commercial Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrator shall substantially comply with the rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; and shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrator to make findings of specific factual issues.

                   (ii) The arbitrator shall complete its proceedings and render its decision within 40 days after submission of the dispute to it, unless both parties agree to an extension. Each party shall cooperate with the arbitrator to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrator to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. In the event the arbitrator does not fulfill its responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of a new arbitrator.

                   (iii) The decision of the arbitrator shall be final and binding upon the parties and accordingly a judgment by any court of the State of California or any other court of competent jurisdiction may be entered in accordance therewith.

                   (iv) Any arbitration shall be conducted in the State of California.

          (c) The costs of the arbitration conducted pursuant to this Agreement shall be borne equally by the parties to such arbitration, except that each party shall bear its own legal and accounting expenses and other expenses relating to its participation in such arbitration.

          10.10  Rules of Construction.  The parties hereto agree that they have
                 ---------------------
been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          IN WITNESS WHEREOF, Forte and Genesys have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                              GENESYS TELECOMMUNICATIONS
                              LABORATORIES, INC.


                              By /s/ Michael J. McCloskey
                                ---------------------------------
                                     Michael J. McCloskey
                                     Chief Operating Officer, Chief Financial
                                     Officer, Vice President, Finance and
                                     International

                              FORTE ADVANCED MANAGEMENT
                              SOFTWARE, INC.


                              By /s/ Charles D. Knuff
                                ---------------------------------
                                     Charles D. Knuff
                                     President

                              FORTE SHAREHOLDERS:
NUMBER OF SHARES HELD

                                /s/ Elizabeth F. Stone
------------------              ---------------------------------
                                Name: Elizabeth F. Stone, formerly Lisa F.
                                      Cunningham

                                /s/ Salli Salem
------------------              ---------------------------------
                                Name: Salli Salem

                                /s/ Christopher Beck
------------------              ---------------------------------
                                Name: Christopher Beck

                                /s/ Brent A. Cunningham
------------------              ---------------------------------
                                Name: Brent A. Cunningham

                                /s/ Joel Johnstone
------------------              ---------------------------------
                                Name: Joel Johnstone

                                /s/ Charles Knuff
------------------              ---------------------------------
                                Name: Charles Knuff

                                /s/ Mark Sidell
------------------              ---------------------------------
                                Name: Mark Sidell


                     [SIGNATURE PAGE TO MERGER AGREEMENT]

                            TABLE OF DEFINED TERMS

                                                 Page
                                                 ----

"Agreement"..................................       1

"CGCL".......................................       2

"Closing"....................................       2

"Closing Date"...............................       2

"COBRA"......................................      20

"Confidentiality Agreement"..................      36

"Effective Time".............................       2

"ERISA"......................................      18

"Exchange Agent".............................       4

"Forte"......................................       1

"Forte Balance Sheet"........................       8

"Forte Balance Sheet Date"...................       8

"Forte Common Stock".........................       1

"Forte Disclosure Schedule"..................   6, 22

"Forte Employee Plans".......................      18

"Forte Financial Statements".................       8

"Forte Shareholders".........................       1

"Forte Stock Option Plan"....................       3

"GAAP".......................................      19

"Genesys Common Stock".......................       1


"Genesys"....................................       1

"Genesys Balance Sheet"......................      27

"Genesys Balance Sheet Date".................      27

"Genesys Disclosure Schedule"................      25

"Genesys SEC Documents"......................      26

"Governmental Entity"........................       8

"Indemnified Persons"........................      39

"Intellectual Property"......................      10

"Losses".....................................      39

"Merger".....................................       1

"Merger Agreement"...........................       2

"Merger Sub".................................       1

"Merger Sub Common Stock"....................       3

"Rule 144"...................................      22

"SEC"........................................      26

"Securities Act".............................       4

"Software"...................................      12

"Surviving Corporation"......................       2

"Third Party Intellectual Property Rights"...      10

"Threshold Amount"...........................      40

                               Schedule 8.3(i)-1


       Party to Executive Non-Competition and Non-Interference Agreement
       -----------------------------------------------------------------



Charles Dazler Knuff

                               Schedule 8.3(i)-2


       Parties to Employee Non-Competition and Non-Interference Agreement
       ------------------------------------------------------------------

Salli Salem
Christopher Beck
Joel Johnstone
Mark Sidell

                                                                       EXHIBIT A

                              AGREEMENT OF MERGER

                                       OF

                    FORTE ADVANCED MANAGEMENT SOFTWARE, INC.

                              GENESYS-F SUB, INC.

                                      AND

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.



          This Agreement of Merger, dated as of the 31st day of December, 1997 ("Merger Agreement") is made by and among Forte Advanced Management Software,
  ----------------
Inc., a California corporation ("Forte" or the "Surviving Corporation") and
                                 -----          ---------------------
Genesys-F Sub, Inc. ("Merger Sub"), a California corporation and a wholly owned
                      ----------
subsidiary of Genesys Telecommunications Laboratories, Inc., a California corporation ("Genesys").
              -------

                                    RECITALS
                                    --------

          A. Forte was incorporated in the State of California on May 3, 1977 and on the date hereof has outstanding 3,419,529 shares of Common Stock ("Forte
                                                                          -----
Common Stock") and 463,315 shares of Forte Common Stock which are subject to
------------
issuance upon the exercise of Forte's outstanding stock options.

          B. Merger Sub was incorporated in the State of California on December 18, 1997 and on the date hereof has 1,000 shares of its Common Stock outstanding, all which are owned by Genesys.

          C.  Forte, Genesys, Merger Sub and the Shareholders of Forte (the

"Forte Shareholders") have entered into an Agreement and Plan of Reorganization
-------------------
(the "Agreement of Reorganization") providing for certain representations,
      ---------------------------
warranties, covenants and agreements in connection with the transactions contemplated hereby. This Merger Agreement and the Agreement of Reorganization are intended to be construed together to effectuate their purpose.

          D. The Boards of Directors of Forte, Merger Sub, and Genesys deem it advisable and in their mutual best interests and in the best interests of the shareholders of Forte and Merger Sub, respectively, that Forte be acquired by Genesys through a merger ("Merger") of Merger Sub with and into Forte.
                           ------

          E. The Boards of Directors of Forte, Genesys, and Merger Sub and the shareholders of Forte and Merger Sub have approved the Merger.


                                   AGREEMENTS
                                   ----------

          The parties hereto hereby agree as follows:

          1. Merger Sub shall be merged with and into Forte, and Forte shall be the surviving corporation.

          2.  The Merger shall become effective at such time (the "Effective
                                                                   ---------
Time" of the Merger) as this Merger Agreement and the officers' certificates of
----
Merger Sub and Forte are filed with the Secretary of State of the State of California pursuant to Section 1103 of the Corporations Code of the State of California.

          3. By virtue of the Merger and without any action on the part of Merger Sub, Forte or the holders of any of the following securities, subject to the provisions of this Section 3:

          (a) Conversion of Forte Common Stock.  At the Effective Time, each
              --------------------------------
share of Forte Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Forte Common Stock to be canceled pursuant to Section 3(b)) will be canceled and extinguished and be converted automatically into the right to receive 0.195086 shares of common stock of Genesys (the "Genesys Common Stock"). At the Effective Time, all rights in
              --------------------
respect of such shares of Forte Common Stock shall cease to exist, other than the right to receive shares of Genesys Common Stock as provided above. Until surrendered, each outstanding certificate, if any, which prior to the Effective Time represented issued and outstanding shares of Forte Common Stock shall be deemed for all corporate purposes to evidence the right to receive such amount of Genesys Common Stock. The number of shares of Genesys Common Stock to be issued pursuant hereto in exchange for each share of Forte Common Stock shall be referred to as the "Exchange Ratio."
                    --------------

          (b) Cancellation of Forte Common Stock Owned by Genesys or Forte.  At
              ------------------------------------------------------------
the Effective Time, all shares of Forte Common Stock that are owned by Forte as treasury stock and each share of Forte Common Stock owned by Genesys or any direct or indirect wholly owned subsidiary of Genesys immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Forte Stock Option Plan.  At the Effective Time, the 1996 Stock
              -----------------------
Option Plan (the "Forte Stock Option Plan") and all options or rights to
                  -----------------------
purchase Forte Common Stock then outstanding under the Forte Stock Option Plan shall be assumed by Genesys in accordance with Section 6.8 of the Agreement of Merger and Plan of Reorganization.

                                       2.

          (d) Capital Stock of Merger Sub.  At the Effective Time, each share of
              ---------------------------
Common Stock, $.10 par value, of Merger Sub ("Merger Sub Common Stock")
                                              -----------------------
issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.10 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Certain Adjustments to Exchange Ratio.  The Exchange Ratio shall
              -------------------------------------
be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Genesys Common Stock or Forte Common Stock), reorganization, recapitalization or other like change with respect to Genesys Common Stock or Forte Common Stock occurring after the date hereof and prior to the Effective Time.

          (f) Fractional Shares.  No fraction of a share of Genesys Common Stock
              -----------------
will be issued in the Merger. In lieu of any fractional shares that would otherwise be issuable in the Merger in exchange for shares of Forte Common Stock, Genesys shall pay in cash the proportionate amount of such fractional share.

          (g) Private Placement.  The Genesys Common Stock to be issued in the
              -----------------
Merger are intended to be exempt from registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to the private placement
                              --------------
exemption provided by Section 4(2) of the Securities Act and applicable state securities laws. Each Forte Shareholder hereby agrees to take all reasonable actions and execute all documents to qualify issuance of the Genesys Common Stock for such exemptions.

          4. Any Dissenting Shares shall not be converted into Genesys Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the law of the State of California. If after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Genesys Common Stock in accordance with Section 3.

          5. The conversion of Forte Common Stock into Genesys Common Stock as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Forte Common Stock shall thereupon be entitled to receive shares of Genesys Common Stock in accordance with Section 3. Such shareholder shall receive certificates that represent that number of shares of Genesys Common Stock in accordance with the following procedures:

          (a) Exchange Agent. Boston Equiserve shall act as exchange agent (the
              --------------
"Exchange Agent") in the Merger.
 --------------

                                       3.

          (b) Genesys to Provide Common Stock and Cash.  At the closing, Genesys
              ----------------------------------------
shall deliver to the Exchange Agent for exchange in accordance with Section 3,
(i) the shares of Genesys Common Stock issuable in exchange for shares of Forte Common Stock and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 3.

          (c) Delivery of Certificates for Forte Common Stock.  At the Closing,
              -----------------------------------------------
each Forte Shareholder shall deliver to the Exchange Agent the certificate or certificates for all shares of Forte Common Stock owned by such Forte Shareholder to be exchanged for certificates for shares of Genesys Common Stock issuable in the Merger.

          (d) Issuance, Delivery and Deposit of Escrow Shares.  At the Closing,
              -----------------------------------------------
the Exchange Agent shall cause to be issued in the name of each Forte Shareholder a certificate for ten percent (10%) of the aggregate number of shares of Genesys Common Stock to be received by such Forte Shareholder in the Merger (the "Escrow Shares"), and shall cause such Escrow Shares to be
             -------------
deposited, on behalf of such Forte Shareholders, with Boston Equiserve, in its capacity as escrow agent ("Escrow Agent") pursuant to the Escrow Agreement
                           ------------
attached as Exhibit B to the Agreement of Reorganization (the "Escrow
            ---------                                          ------
Agreement"), to be held in escrow in accordance with the terms and conditions of
---------
the Escrow Agreement.

          (e) Issuance and Delivery of Shares; Payment in Lieu of Fractional
              --------------------------------------------------------------
Shares.  At the Closing, the Exchange Agent shall cause to be issued in the name
------
of each Forte Shareholder a certificate for ninety percent (90%) of the aggregate number of shares of Genesys Common Stock to be received by such Forte Shareholder in the Merger, and shall cause such shares to be delivered to such Forte Shareholder, and shall pay to such Forte Shareholder the amount which such Forte Shareholder has the right to receive in lieu of fractional shares, if any, pursuant to Section 3.

          (f) Transfer Restrictions; Legends. The shares of Genesys Common Stock
              ------------------------------
issued in the Merger shall not be transferable in the absence of an effective registration statement under the Securities Act or an exemption therefrom. In the absence of an effective registration statement under the Securities Act, neither such shares of Genesys Common Stock nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless Genesys shall have previously received an opinion of counsel knowledgeable in federal securities law, in form and substance reasonably satisfactory to Genesys and accompanied by such supporting documents as Genesys may reasonably request, to the effect that registration under the Securities Act is not required in connection with such disposition. Genesys shall be entitled to give stop transfer instructions to its transfer agent with respect to such shares of Genesys Common Stock in order to enforce the foregoing restrictions.

          The certificate or certificates representing the shares of Genesys Common Stock issued in the Merger shall bear the following legend restricting the transfer thereof, in addition to any other legend required by applicable law:

                                       4.

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          6. At the Effective Time, the effect of the Merger shall be as provided in this Merger Agreement, the Agreement of Reorganization and the applicable provisions of the California General Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Forte and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Forte and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          7. This Merger Agreement is intended as a plan of reorganization within the meaning of Sections 354(a) and 368(a) of the Internal Revenue Code of 1986, as amended.

          8. The Articles of Incorporation of Forte in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Forte as the Surviving Corporation after the Merger.

          9. (a) Notwithstanding the approval of this Merger Agreement by the shareholders of Forte and Merger Sub, this Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual agreement of the Merger Sub and Forte.

          (b) This Merger Agreement shall terminate forthwith in the event that the Agreement of Reorganization shall be terminated as therein provided.

          (c) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Forte, Genesys or Merger Sub or their respective officers or directors, except as otherwise provided in the Agreement of Reorganization.

          (d) This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

          (e) This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of Forte and Merger Sub, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                       5.

          IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.


                              FORTE ADVANCED MANAGEMENT
                              SOFTWARE, INC.


                              By:
                                 -----------------------------------------------
                              Name:
                              Title:


                              By:
                                 -----------------------------------------------
                              Name:
                              Title:



                              GENESYS-F SUB, INC.


                              By:
                                 -----------------------------------------------
                              Name:
                              Title:


                              By:
                                 -----------------------------------------------
                              Name:
                              Title:


                                       6.

                             OFFICERS' CERTIFICATE
                                       OF
                    FORTE ADVANCED MANAGEMENT SOFTWARE, INC.

          Charles Dazler Knuff, President, and Salli Salem, Secretary, of Forte Advanced Management Software, Inc., a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby
                                                -----------
certify:

          1. That they are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

          2. There is one authorized class of shares, consisting of 10,000,000 shares of Common Stock. There were 3,419,529 shares of Common Stock outstanding and entitled to vote on the Agreement of Merger in the form attached.

          3. The Agreement of Merger in the form attached was duly approved by the board of directors of the Corporation in accordance with the General Corporation Law of the State of California.

          4. Approval of the Agreement of Merger by the holders of at least 51% of the outstanding shares of Common Stock was required. The percentage of the outstanding shares of the only class of the Corporation's shares entitled to vote on the Agreement of Merger which voted to approve the Agreement of Merger equaled or exceeded the vote required.

          Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in San Francisco, California, on ______________, 1997.




                              Name:
                              Title:


                              Name:
                              Title:

                                       2.

                             OFFICERS' CERTIFICATE

                                       OF

                              GENESYS-F SUB, INC.


          Michael McClosky, President and Frank Huang, Secretary of Genesys-F Sub, Inc., a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify:
                    -----------

          1. That they are the duly elected, acting and qualified President and Secretary, respectively, of the Corporation.

          2. There is only one authorized class of shares, consisting of 1000 shares of Common Stock, and the total number of issued and outstanding shares is 1000.

          3. The Agreement of Merger in the form attached was approved by the board of directors and the shareholder of the Corporation in accordance with the General Corporation Law of the State of California.

          4. The shareholder approval was by the holder of 100% of the outstanding shares of the Corporation.

          5. No vote of the shareholders of Genesys Telecommunications Laboratories, Inc. (the sole shareholder of the Corporation and the parent of the Corporation) was required.

          Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in San Francisco, California, on __________________, 1997.


                              Name:
                              Title:



                              Name:
                              Title:

                                       2.

                                                                       Exhibit B

                               ESCROW AGREEMENT
                               ----------------


          This ESCROW AGREEMENT (the "Agreement") is made as of December 31,
                                      ---------
1997 by and among GENESYS TELECOMMUNICATIONS LABORATORIES, INC., a California corporation ("Buyer"), CHARLES DAZLER KNUFF, as representative ("Shareholders'
              -----                                              -------------
Representative") for the holders of common and preferred stock of Seller (as
--------------
defined) (the "Shareholders") and State Street Bank and Trust Company, a
               ------------
Massachusetts banking corporation, as escrow agent (the "Escrow Agent").
                                                         ------------

                                    RECITALS
                                    --------

          WHEREAS, this Agreement is being entered into by the parties pursuant to Section 1.7(d) of that certain Agreement and Plan of Reorganization, dated as of December 31, 1997, by and among Buyer, Genesys-F Sub, Inc. ("Merger Sub"), a
                                                                ----------
California corporation and a wholly-owned subsidiary of Buyer and Forte Advanced Management Software, Inc., a California corporation ("Seller") (the "Agreement
                                                      ------         ---------
of Reorganization"; terms defined in the Agreement of Reorganization and not
-----------------
otherwise defined herein being used herein as therein defined), pursuant to which (i) Merger Sub will be merged with and into Seller (the "Merger") with
                                                               ------
Seller being the surviving corporation (the "Surviving Corporation") and each
                                             ---------------------
outstanding share of common stock of Seller ("Seller Stock") will be cancelled
                                              ------------
and converted into a right to receive shares of common stock, no par value per share, of Buyer ("Buyer Common") and (ii) Buyer shall acquire from the
                  ------------
Shareholders all of the outstanding capital stock of Seller, all on the terms and conditions set forth in the Agreement of Reorganization;

          WHEREAS, as a condition of Buyer's execution and performance of the Agreement of Reorganization, Seller and the Shareholders are required to indemnify Buyer and its respective officers, directors, agents and affiliates (collectively, the "Buyer Parties") for certain Losses (as defined in the
                    -------------
Agreement of Reorganization) that the Buyer Parties may incur;

          WHEREAS, pursuant to the Agreement of Reorganization, the Shareholders shall cause to be transferred to the Escrow Agent, as security for potential Losses incurred by Buyer, the shares of Buyer Common set forth on Exhibit 1 hereto, constituting an aggregate of 66,707 shares of Buyer Common (which amount represents approximately 10% of the aggregate number of shares of Buyer Common into which such Seller Stock has been converted pursuant to the Agreement of Reorganization and which are issuable to such Shareholders pursuant to the Agreement of Reorganization, rounded down to the nearest whole number of shares of Buyer Common for each Shareholder), to be held by the Escrow Agent upon the terms and conditions set forth herein (for purposes of this Agreement, the term "Escrow Fund" shall refer to the shares of Buyer Common held by the Escrow Agent
 -----------
from time to time pursuant to this agreement, including any Stock Dividends (as defined below) that may be held by the Escrow Agent from time to time); and

          WHEREAS, pursuant to the Agreement of Reorganization, Charles Dazler Knuff has duly been appointed as the Shareholders' Representative.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

          SECTION 1. Establishment of Escrow.
                     -----------------------

          (a) Buyer and, on behalf of the other Shareholders, the Shareholders' Representative, hereby appoint the Escrow Agent to serve as agent for the purpose of holding and distributing the Escrow Fund upon the terms and conditions herein set forth and the Escrow Agent accepts such appointment subject to the terms and conditions hereof. Simultaneously with the execution of this Agreement, each Shareholder has deposited with the Escrow Agent, for credit to a book entry account for each such Shareholder maintained by the Escrow Agent (each, an "Account"), a certificate (each such certificate, as the
                        -------
same may be replaced by Returned Certificates (as defined below), from time to time, collectively the "Deposited Certificates") registered in the name of such
                        ----------------------
Shareholder representing the number of shares of Buyer Common set forth opposite such Shareholder's name on Exhibit 1 hereto (collectively, the "Deposit"). Each
                           ---------                            -------
such certificate has been accompanied by a stock transfer power endorsed in blank that has been executed by the Shareholder in whose name the certificate is registered and such stock transfer powers have been deposited with the Escrow Agent. The Escrow Agent shall maintain updated Accounts for each Shareholder, reflecting the increases or decreases in the number of shares of Buyer Common registered in the name of such Shareholder and which are delivered to the Escrow Agent for deposit in the Escrow Fund hereunder.

          (b) If at any time during the term of this Agreement, a stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Buyer, Buyer shall notify the Escrow Agent in writing of such event, identifying the number of new, substituted or additional shares or other securities to be issued to each Shareholder (together with a revised
Exhibit 1 hereto) and cause delivery to the Escrow Agent of stock certificates
---------
evidencing all new, substituted or additional shares or other securities issued by reason of any such change with respect to the shares of Buyer Common to be deposited in escrow hereunder (each such delivery a "Stock Dividend"), and such
                                                     --------------
shares or other securities shall be deposited with the Escrow Agent and for all purposes constitute part of the Escrow Fund hereunder and be deemed to attach to such shares of Buyer Common for which such Stock Dividend was delivered as such term is used herein. At the time of such deposit, each Shareholder shall deposit with the Escrow Agent a stock power, duly executed in blank by such Shareholder, covering such deposit. Any cash dividends declared in respect of Buyer Common shall constitute part of the Escrow Fund, and shall be subject to the escrow created hereby on the same basis as any non-cash Stock Dividends otherwise delivered hereunder.

          (c) Notwithstanding the delivery of the Deposited Certificates to the Escrow Agent pursuant to the terms hereof, the Escrow Agent shall have no obligation to preserve, protect or exercise any rights of any Shareholder under or in respect of the Deposited Certificates.

          SECTION 2. Distribution of the Escrow Fund.
                     -------------------------------

          (a) Buyer shall provide the Escrow Agent and the Shareholders' Representative with written notice (each, a "Claims Notice") of any claim for
                                             -------------
indemnification for Losses incurred by any of the Buyer Parties (each, a "Buyer
                                                                          -----
Claim") that Buyer seeks to recover, in whole or in part, from the Escrow Fund,
-----
specifying the amount of Losses and including (i) a brief summary of the basis for such Buyer Claim and (ii) an Allocation and Valuation Statement (as defined below).

          (b) (i) If within thirty (30) calendar days of the Escrow Agent's receipt of any such Claims Notice (the "Objection Period") the Escrow Agent has
                                        ----------------
not received written notice from the Shareholders' Representative objecting to such Buyer Claim (an "Objection Notice"), and provided the Escrow Agent has not
                      ----------------
received an order of an arbitration panel pursuant to the Agreement of Reorganization ("Arbitration Panel") prohibiting distribution of the Escrow
                 -----------------
Fund, the Shareholders' Representative will be deemed to have agreed to such Claims Notice (and the Buyer Claim set forth therein), and the Escrow Agent shall make a distribution out of the Escrow Fund in payment of such Buyer Claim pursuant to the terms of Section 2(b)(iv) below.

               (ii) If the Escrow Agent does receive such an Objection Notice with respect to a Claims Notice within the related Objection Period, the Escrow Agent shall make no distribution out of the Escrow Fund in payment of such Claims Notice unless and until:

                    (A) the Escrow Agent receives (I) written notice from Buyer or the Shareholders' Representative stating that such Buyer Claim has been submitted to and decided in favor of Buyer by an Arbitration Panel in a final, non-appealable award or decision and that a copy of the final award or judgment issued by such Arbitration Panel in favor of Buyer (specifying the amount of recovery) is attached thereto, accompanied by (II) a copy of such final, non-appealable award or decision and an Allocation and Valuation Statement (as defined below) from Buyer with respect thereto; or

                    (B) the Escrow Agent receives joint written notice from each of Buyer and the Shareholders' Representative, confirming that such Buyer Claim has been settled by mutual written agreement of Buyer and the Shareholders' Representative, specifying the amount of recovery for Buyer agreed to therein, containing (or accompanied by) an Allocation and Value Statement (as defined below) from Buyer in respect thereof, and directing the Escrow Agent to make a distribution to Buyer from the Escrow Fund in payment of the amount specified therein pursuant to the terms of

          Section 2(b)(iv) below.


               (iii) Prior to any payment from the Escrow Fund, Buyer shall provide the Escrow Agent with the written calculations (an "Allocation and
                                                                 --------------
     Valuation Statement") setting forth the amount of shares to be delivered
     -------------------
     from each Account in respect of the related Buyer Claim (giving effect to the limitations set forth in the Agreement of Reorganization) and valuing a share of Buyer Common at the Genesys Stock Price (as defined in the Agreement of Reorganization, and herein the "Share Value") as determined
                                                  -----------
     pursuant to Section 6.1(d) of the Agreement of Reorganization, upon which the Escrow Agent shall be entitled to rely conclusively without further inquiry of any kind; provided, however, that such amount of shares for each
                          --------  -------
     Account shall be rounded down to the nearest whole number of shares, such that no fractional shares shall be delivered on account of any Buyer Claim; and further provided that each such Allocation and Valuation Statement shall be subject to the terms of Section 2(c) below.

               (iv)   Any distribution made from the Escrow Fund pursuant to
     Section 2(b)(i) or Section 2(b)(ii) shall be made by the Escrow Agent by delivering to Buyer's transfer agent, Boston Equiserve (the "Transfer
                                                                  --------
     Agent") such of the Deposited Certificates (and/or by delivering to Buyer
     -----
     any Stock Dividends or Fractional Share Cash) then held in the related Account or Accounts from which such payment is to be made, as necessary to make payment of the related Buyer Claim (according to the related Claims Notice, Arbitration Panel award or judgment, or agreement, as the case may be, and in accordance with the Share Value as set forth in the related Allocation and Valuation Statement received by the Escrow Agent), together with the related stock transfer powers. Upon receipt thereof, if any positive balance of Buyer Common remains after deducting from the Deposited Certificates so surrendered the appropriate amount of Buyer Common (in accordance with the terms of this Section 2(b) and Section 2(c) below), Buyer shall, or shall cause its Transfer Agent to, issue and return promptly to the Escrow Agent certificates ("Returned Certificates") of
                                                 ---------------------
     Buyer Common representing such remaining balance (each such Returned Certificate to be registered in the name of the registered owner of the surrendered Deposited Certificate to which it corresponds) pursuit to
     Section 2(d) below; and in the event that such reduction and allocation would result in any Fractional Shares, Buyer shall promptly pay to the Escrow Agent the appropriate amount of Fractional Share Cash pursuant to
     Section 2(e) below, for deposit into the appropriate Shareholder's Account.

          (c) Any distribution of shares of Buyer Common to satisfy a Buyer Claim pursuant to Section 2(b) hereof shall be made from the respective Accounts of the Shareholders in proportion to each Shareholder's pro rata portion of the Buyer Common originally deposited in the Escrow Fund.

          (d) In order that the Escrow Agent may distribute the shares of Buyer

Common from the Escrow Fund as provided in this Agreement, Buyer agrees to cause the Transfer Agent to deliver to the Escrow Agent upon surrender of a Deposited Certificate then held by the Escrow Agent (i) a new certificate or certificates representing the shares of Buyer Common to be distributed hereunder, issued in the name of the distributee and (ii) if necessary, new certificates representing shares of Buyer Common issued in the name of the appropriate Shareholders to be retained by the Escrow Agent as part of the Escrow Fund. The Shareholders' Representative shall, from time to time, execute and deliver such instruments of transfer, stock powers and instructions to the Escrow Agent as may be reasonably requested to give effect to the provisions of this Agreement.

          (e) In any instance in which a requested division (whether by reduction, transfer or exchange) of Deposited Certificates would produce or result in fractional shares of Buyer Common, cash will be paid by Buyer in lieu of fractions of Buyer Common in an amount equal to the product of such fraction multiplied by the applicable Share Value (as reflected in the applicable Allocation and Valuation Statement). Upon receipt by the Escrow Agent of any such cash ("Fractional Share Cash"), such amounts shall be credited by the
            ---------------------
Escrow Agent to, and held in, such Shareholder's Account. The Escrow Agent shall have no obligation to invest (or otherwise pay interest on), or otherwise segregate from its other assets, any such cash allocated to any Account from time to time.

          (f) If and to the extent any Stock Dividends in the nature of any securities or other property other than Buyer Common (collectively, "Non-Common
                                                                     ----------
Stock Dividends") is delivered to and held by the Escrow Agent hereunder,
---------------
valuation of such Non-Common Stock Dividends, for purposes of any release pursuant to Section 2(b) or Section 2(c) hereof, shall be determined pursuant to such method as is instructed to the Escrow Agent by mutual written instruction of Buyer and the Shareholders' Representative; and absent its timely receipt of such instruction, the Escrow Agent shall have no obligation to value or release any such Non-Common Stock Dividends pursuant to Section 2(b) or Section 2(c) hereof.

          SECTION 3. Termination.
                     -----------

          (a)  Termination Procedures.  This Agreement shall terminate on
               ----------------------
December 31, 1998 (the "Termination Date").  Notwithstanding anything to the
                        ----------------
contrary herein, on the Termination Date, the Escrow Agent shall distribute the remaining Escrow Fund, if any, to the Shareholders based on the number of shares of Buyer Common, if any, in each such Shareholder's Account (whether or not there may then be pending any Buyer Claim pursuant to Section 2).

          (b)  Responsibility for Distributions.  Except to the extent otherwise
               --------------------------------
expressly provided herein, Buyer shall not have any responsibility to distribute all or any portion of the Escrow Fund to the Shareholders but shall provide written instructions to the Escrow Agent to do so.

          SECTION 4. Indemnity, Performance; Limitation of Liability of Escrow
                     ---------------------------------------------------------
                    Agent.
                    -----

          (a) Buyer and the Shareholders' Representative, acting on behalf of the Shareholders, acknowledge and agree that the Escrow Agent (i) shall not be responsible for any of the agreements referred to hereby, including the Agreement of Reorganization, but shall only be obligated for the performance of such duties as are specifically set forth in this Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability on its part unless it shall have been furnished with acceptable indemnification; (iii) shall be entitled to rely on any document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons or on other evidence or information deemed by it to be reliable and shall have no responsibility for determining the accuracy thereof; (iv) shall have no responsibility whatsoever with respect to the undertakings of any other party hereto or to any notice or undertakings of anyone not a party hereto; and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

          (b) Buyer and the Shareholders' Representative, acting on behalf of the Shareholders, jointly and severally agree to indemnify and hold harmless the Escrow Agent and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties")
                                                      -------------------
against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Escrow Agent's legal counsel) which may be paid, incurred or suffered by any Indemnified Party by reason of or as a result of the Escrow Agent's compliance with its duties set forth in this Agreement, or any written instructions delivered to the Escrow Agent by the parties pursuant hereto, except to the extent that any such claim, loss, damage, cost, penalty, fine or expense results from fraud, gross negligence, wilful misconduct or bad faith on the part of such Indemnified Party. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages. In no case shall Buyer or the Shareholders be liable under this indemnity for any claim against any of the Indemnified Parties unless Buyer and the Shareholders shall be notified by the Escrow Agent of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after a Responsible Officer (as defined below) of the Escrow Agent shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. As used herein, "Responsible Officer" shall mean
                                                 -------------------
an officer of the Escrow Agent assigned to and working in its Corporate Trust Department. Buyer and the Shareholders, acting through the Shareholders' Representative, shall be entitled to participate at their own expense in the defense and, if Buyer and the Shareholders' Representative so elect at any time after receipt of such notice, Buyer and the Shareholders, acting through the Shareholders' Representative, may assume the defense of any suit brought to enforce any such claim. The Escrow Agent shall have the right but shall be under no obligation to employ separate counsel in any such suit and participate in the defense thereof.

          Buyer and the Shareholders' Representative, acting on behalf of the Shareholders, jointly and severally agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Funds under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such payment or other activities under this Agreement. Buyer and the Shareholders' Representative undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Buyer and the Shareholders' Representative, acting on behalf of the Shareholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. Notwithstanding the foregoing, in no event shall Buyer or the Shareholders be required to indemnify the Escrow Agent for any liability arising out of fraud, gross negligence, willful misconduct or bad faith on the part of the Escrow Agent. As between Buyer and the Shareholders, to the extent that there is any liability for obligations to the Escrow Agent under this paragraph, Buyer and the Shareholders' Representative, acting on behalf of the Shareholders, agree that they shall equitably apportion such liabilities as agreed to by Buyer and the Shareholders' Representative (provided, however, that this sentence shall not
                              --------  -------
alter the joint and several nature of such parties' obligations to the Escrow Agent pursuant to this Section 4(b)).

          The indemnifications set forth in this Section 3(b) shall survive the termination of (and any resignation or removal of the Escrow Agent under) this Agreement.

          (c) The Escrow Agent shall have not more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own fraud, gross negligence, bad faith or willful misconduct.

          (d) It is further agreed that if any controversy arises, between the parties hereto or with any third person, with respect to the Escrow Fund or any part of the subject matter of this Agreement, its terms or conditions, the Escrow Agent shall not be required to determine the same or take any action in the premises, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as it may require, notwithstanding anything in this Agreement to the contrary, and in such event the Escrow Agent shall not be liable for interest or damages. The Escrow Agent shall not be obliged to institute or defend any legal proceedings which relate to the Escrow Fund.

          (e) The Escrow Agent is not responsible for the genuineness, validity or title of any Deposited Certificates or other property received by it from time to time pursuant to this Agreement.

          (f) The Escrow Agent shall have no liability for any action or omissions of any other party, or any failure or delay by any other party in performing or observing its duties hereunder (including without limitation any failure or delay by Buyer, the Transfer Agent or the Shareholders' Representative, in any instance which prevents or impairs the performance by the Escrow Agent in accordance with the terms hereof).

          SECTION 5. Resignation, Removal, Successor.
                     -------------------------------

          (a) The Escrow Agent may resign as escrow agent under this Agreement and thereby become discharged from the obligations hereby created, by notice in writing given to Buyer and the Shareholders' Representative not less than thirty
(30) days before such resignation is to take effect.

          (b) The Escrow Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Escrow Agent and signed by Buyer and the Shareholders' Representative.

          (c) If at any time hereafter the Escrow Agent shall give notice of its resignation pursuant to Section 5(a) hereof, shall be removed pursuant to
Section 5(b) hereof, or shall be dissolved or otherwise become incapable of acting, or the position of the Escrow Agent shall become vacant for any other reason, Buyer and the Shareholders' Representative shall promptly appoint a mutually acceptable successor Escrow Agent. Upon such appointment such successor shall execute, acknowledge and deliver to its predecessor, and also to Buyer and the Shareholders' Representative, an instrument in writing accepting such appointment hereunder and agreeing to be bound by the terms and provisions of this Agreement. Thereupon such successor Escrow Agent, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of its predecessor and such predecessor Escrow Agent shall promptly deliver the Escrow Fund to such successor pursuant to written instructions from Buyer or the Shareholders' Representative.

          (d) In the event that a successor Escrow Agent has not been appointed within thirty days of the date of any such resignation, removal, dissolution, incapacity or vacancy, the Escrow Agent or its legal representative shall deposit the Escrow Fund with the clerk of a court of competent jurisdiction and shall interplead all of the parties hereto. Upon so depositing the Escrow Fund and filing its pleading, this Agreement shall terminate as to the Escrow Agent.

          (e) In the event the Escrow Agent is merged or consolidated with any other entity, and as a result thereof the Escrow Agent ceases to exist as a separate entity, or the Escrow Agent sells substantially all of its corporate trust business to another entity, then such surviving entity, without any further act shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of the Escrow Agent.

          SECTION 6. Voting.  Notwithstanding that a share of Buyer Common is
                     ------
held in the Escrow Fund, nothing contained in this Agreement shall in any way limit the rights of the Shareholders to exercise the votes and rights of consent attaching to such shares of Buyer Common.

          SECTION 7. Fees and Expenses.  Buyer shall pay to the Escrow Agent
                     -----------------
reasonable compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit 2 which may be subject to change on an
                                ---------
annual basis and shall reimburse the Escrow Agent hereunder for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which the Escrow Agent is entitled shall be borne by Buyer and shall be due and payable as billed.

          SECTION 8. Notices.  All notices, consents, waivers and other
                     -------
communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     To the Buyer:       Genesys Telecommunications Laboratories, Inc.
                         1155 Market Street
                         San Francisco, California 94103
                         Attention: President and Chief Executive Officer
                         Telephone: (415) 437-1100
                         Facsimile: (415) 437-1260

     With a copy to:     Brobeck, Phleger & Harrison LLP
                         One Market, Spear Street Tower
                         San Francisco, California 94105
                         Attention: Scott D. Lester, Esq.
                         Telephone: (415) 442-1635
                         Facsimile: (415) 442-1010

     To the Shareholders' Charles Dazler Knuff
     Representative:      Forte Advanced Management Software, Inc.
                          2141 Palomar Airport Road, Suite 100
                          Carlsbad, CA 92009
                          Telephone: (760) 431-6400
                          Facsimile: (760) 431-6465

     With a copy to:      Gray Cary Ware & Friedenrich
                          139 Townsend Street
                          San Francisco, CA 94107-1922
                          Attention: J. Howard Clowes, Esq.
                          Telephone: (415) 836-2510
                          Facsimile: (415) 836-9243

     To the Escrow Agent: State Street Bank and Trust Company
                          Corporate Trust Department
                          Two International Place
                          Boston, MA 02110-2804
                          Attention: Corporate Trust Department,
                                     Ref: Genesys Telecom. Escrow
                          Telephone: (617) 664-5588
                          Facsimile: (617) 664-5365

          SECTION 9.  Counterparts; Facsimile. This Agreement may be executed in
                      -----------------------
one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same Agreement. This Agreement may be executed by facsimile, with such facsimile copy to serve as conclusive evidence of the consent and ratification of the matters contained herein by the parties hereto.

          SECTION 10. Section Headings; Construction. The headings of sections
                      ------------------------------
in this Agreement are provided for convenience only and will not affect its construction or interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

          SECTION 11. Waiver.  The rights and remedies of the parties to this
                      ------
Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          SECTION 12. Exclusive Agreement; Modification; Assignment.  This
                      ---------------------------------------------
Agreement and the Agreement of Reorganization supersede all prior agreements among the parties with respect to its subject matter and constitute (along with the documents referred to in this Agreement and the Agreement of Reorganization) a complete and exclusive statement of the terms of the respective agreements between the parties to such documents with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by or on behalf of Buyer, Shareholders' Representative and the Escrow Agent. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 13. Governing Law.  This Agreement shall be governed by the
                      -------------
laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

          SECTION 14. Miscellaneous.
                      -------------

          (a) It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Fund, or should any claim be made upon the Escrow Fund by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability all or any of said Fund until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a Court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund.

          (b) The Buyer hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against the Buyer by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Buyer hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agrees that the service thereof may be made by certified or registered first-class mail directed to the Buyer, at its address in according with Section 8 hereof.

          (c) The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire communication line failures, computer viruses, power failures, earthquakes or other disasters.

          (d) This Agreement and all documents relating thereto, including without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding relating to this Agreement, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (e) Upon request by the Escrow Agent made at any time, the Buyer shall provide to the Escrow Agent a true and complete copy of the Agreement of Reorganization (provided, however that the Escrow Agent shall be under no obligation hereunder to request, otherwise obtain or review the same).


                 (Remainder of page intentionally left blank.)

          IN WITNESS WHEREOF, the parties have delivered this Escrow Agreement as of the date first written above.


                         GENESYS TELECOMMUNICATIONS
                         LABORATORIES, INC.


                         By: ___________________________________
                              Name:
                              Title:




                         SHAREHOLDERS' REPRESENTATIVE


                         By: ___________________________________





                         ESCROW AGENT

                         State Street Bank and Trust Company


                         By: ______________________________
                              Name:
                              Title:

                                   SCHEDULE A
                                   ----------


                                    Number of Shares of
Name of Shareholder                 Buyer Common in Escrow
-------------------                 ----------------------

Charles Dazler Knuff                        18,990

Salli Salem                                 18,990

Elizabeth Farnsworth Stone                   8,360

Brent Cunningham                             8,360

Christopher Beck                             8,005

Mark Sidell                                  3,335

Joel Johnstone                                 667

                                                                       EXHIBIT C

                            [Form of GCW&F Opinion]


December 31, 1997
Genesys Telecommunications Laboratories, Inc.
1155 Market Street
San Francisco, CA  94103
Ladies and Gentlemen:

     We have acted as special counsel to Forte Advanced Management Software, Inc., a California corporation ("Forte"), with respect to the negotiation and execution of that certain Agreement of Merger and Reorganization dated December 31, 1997 (the "Merger Agreement") by and among Forte, Genesys-F Sub, Inc., a California corporation ("Sub"), and Genesys Telecommunications Laboratories, Inc., a California corporation ("Genesys"). This opinion is furnished to you pursuant to Section 8.1(b) of the Merger Agreement. Capitalized terms not otherwise defined herein have the meaning given to them in the Merger Agreement.

     In rendering the opinions set forth herein, as to factual matters not directly within our actual knowledge, we have relied upon, and have assumed the accuracy, completeness and genuineness of, certificates of and oral confirmation by public officials, and certificates of officers of Forte.

                                       I

                               Documents Reviewed
                               ------------------
     As special counsel to Forte, we have examined copies of only the following documents:

     1.  The Merger Agreement;

     2. The Articles of Incorporation of Forte and all amendments thereto, certified by the California Secretary of State to be true and complete as of a recent date;

     3. The Bylaws of Forte and all amendments thereto, certified by an officer of Forte to be true and complete as of the date hereof;

     4. Certificate of the President of Forte concerning certain facts, dated as of even date herewith, together with certified copies of resolutions of the Board of Directors and shareholders of Forte authorizing the execution, delivery and performance of the Merger Agreement (the "Officer's Certificate");

December 31, 1997
Page Two

     5. A certificate of the California Secretary of State, as of a recent date, attesting to the continued corporate existence and good standing of Forte in the State of California;

     6. A certificate of the California Franchise Tax Board, as of recent date, attesting to the tax good standing of Forte in the State of California; and

     7. The corporate minute book and stock records of Forte, represented by an officer of Forte to be true and complete as of the date hereof.

     We have not examined or reviewed any documents except as set forth above.

                                      II

                               Assumptions; Scope
                               ------------------

     In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Merger Agreement and the Officer's Certificate. We have not undertaken to independently verify the accuracy of any of the facts set forth in such representations and warranties or in the Officer's Certificate. Our opinions are necessarily based upon our assumption that all of the facts contained in such representations and warranties and Officer's Certificate were true as of the date made or given and continue to be true on the date hereof.

     Matters stated herein to be "to our knowledge" are based solely, without further investigation, upon (i) our examination of the foregoing documents, and
(ii) the actual knowledge (without independent check or verification) of Paul E. Kreutz, J. Howard Clowes, David A. Renas and Christian Waage, the attorneys of this firm who are primarily engaged in the representation of Forte in connection with this matter (the "Pertinent Attorneys).

     Except as may be expressly and specifically described herein, we have not examined the public records (including court records) or books and records of Forte nor have we independently verified information obtained from others and expressly disclaim any obligation to do so. No inference as to our knowledge of the existence of facts or circumstances shall be drawn merely from our representation of Forte. To the extent we are relying on the representations as to factual matters contained in and made pursuant to the Merger Agreement and the Officer's Certificate in rendering this opinion, the Pertinent Attorneys have no current actual knowledge that such representations are false; however, we have not undertaken any special investigation of the facts to which such representations related and we do not undertake any obligation to do so.

     We express no opinion as to the effect of noncompliance by any party to the Merger Agreement with any state, federal or other laws or regulations applicable to the transactions which are the subject of this opinion letter.

December 31, 1997
Page Three

     We express no opinion regarding the enforceability of any covenant not to compete entered into pursuant to, or related to, any provision contained in the Merger Agreement.

     Our opinions expressed herein as to compliance with certain laws, statutes, rules and regulations are based upon a review of those laws, statutes, rules and regulations of the United States of America and the State of California which in our experience are normally applicable to the transactions of the type contemplated by the Merger Agreement. However, we are not rendering any opinion regarding compliance with the antitrust laws of the United States of America or any State.

     For the purpose of rendering this opinion, we have assumed (i) the genuineness and authenticity of all signatures (other than Forte) on original documents, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity to originals of all documents submitted to us as copies,
(iv) the accuracy, completeness and authenticity of certificates of public officials, (v) the due authorization of all documents by all of the parties thereto (other than Forte) where authorization is a prerequisite to the effectiveness of such documents, (vi) the due execution and delivery of all documents by all of the parties thereto (other than Forte) where execution and delivery are prerequisites to the effectiveness of such documents, (vii) there are no extrinsic agreements or understandings among the parties to the Merger Agreement that would modify or interpret the terms of the Merger Agreement or the respective rights or obligations of the parties thereunder, and (viii) the legal capacity of all individuals with whom we have dealt.

     For the purpose of rendering this opinion, we have assumed (i) that Genesys and Sub have the requisite power and authority and have taken all necessary corporate and other action to execute and deliver the Merger Agreement and to execute and deliver all of the documents and to effect all of the transactions related thereto or contemplated thereby to which Genesys and Sub are a party,
(ii) that Genesys and Sub have duly and validly executed and delivered the Merger Agreement, (iii) that the Merger Agreement is a legal, valid and binding obligation of and is enforceable against Genesys and Sub, in accordance with its terms, and (iv) that Genesys and Sub are in good standing in the State of California.

     In connection with this opinion, we have assumed that each of the parties has acted in good faith and that there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence involved in the negotiation or execution of the Merger Agreement.

     We express no opinion as to compliance with financial covenants in any agreement.

     We are admitted to practice law only in the State of California, and we express no opinion concerning any other law other than the law of the State of California and the federal law of the United States.

December 31, 1997
Page Four

                                      III

                         Qualifications and Exceptions
                         -----------------------------

     The opinions expressed in this opinion letter are further qualified to the extent that the validity, binding nature or enforceability of any provision of the Merger Agreement may be limited or otherwise affected by:

     Limitations imposed by any state or federal law or equitable principles on the availability of specific enforcement or other equitable remedies, whether such enforcement is brought in an action at law or in equity;

     Reorganization, insolvency, arrangement, bankruptcy, moratorium, or similar laws generally affecting creditors' rights including, but not limited to, any laws relating to fraudulent conveyances;

     The unenforceability under certain circumstances of provisions to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other rights or remedies or that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of such rights or remedies;

     The unenforceability under certain circumstances under state or federal law or court decisions of provisions releasing or indemnifying a party against liability for acts where such release or indemnification is contrary to public policy;

     Provisions waiving broadly or vaguely stated rights or unknown future rights, or rights which may not be waived on constitutional, statutory or public policy grounds, or provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more others may be unenforceable;

     We express no opinion as to the availability of the remedy of specific performance with respect to any provision of the Merger Agreement which requires Forte or other persons to execute, in the future, additional documents or instruments or to enter into additional agreements;

     The effect of any law that provides, where a contract permits one party to a contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees;

     The unenforceability of the Merger Agreement by any person other than Genesys, Sub or their permitted assignees in privity of contract with Genesys or Sub (in the case of permitted assignees);

December 31, 1997
Page Five

     Decisions by courts admitting evidence extrinsic to a written agreement between the parties thereto that the parties intended a meaning contrary to that expressed by the parties in writing;

     The unenforceability of waivers or the relinquishment of unknown future rights or defenses to obligations, or of rights granted by law, where contrary to public policy or otherwise prohibited, limited or made unenforceable by law;

     The unenforceability of contractual provisions or contracts found by a court to be or to have been unconscionable or contrary to public policy; and

     The unenforceability of any rights or remedies to the extent not exercised in good faith or in a commercially reasonable manner.

                                      IV

                                    Opinions
                                    --------
     On the basis of the foregoing, and subject to the assumptions, qualifications, exceptions and limitations contained herein, we are of the opinion that:

          1. Forte is duly organized and validly existing and in good standing under the laws of the State of California, and Forte has the requisite power and authority to own its properties and to conduct its businesses as it is presently conducted.

          2. The authorized capital stock of Forte consists of 10,000,000 shares of Common Stock, no par value, 3,419,529 shares of which are outstanding as of the date hereof. The outstanding shares of capital stock of Fort are duly authorized, validly issued, fully paid and non-assessable.

          3. Forte has the requisite power and authority to execute, deliver and perform the Merger Agreement. The Merger Agreement has been duly and validly authorized by Forte, has been duly executed and delivered by an authorized officer of Forte and constitutes a legal, valid and binding obligation of Forte, enforceable by Buyer against Forte in accordance with its terms subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) general equitable principles.

          4. Neither the execution or delivery by Forte of the Merger Agreement nor the consummation by Forte of the transactions contemplated thereby will (i) violate any provision of the Articles of Incorporation or Bylaws of Forte, (ii) violate or be in conflict with any federal or California laws which to our knowledge are applicable to Forte; or (iii) to our knowledge, violate or contravene any judgment, decree, injunction or order of any federal or California court, or any arbitrator or governmental agency or authority, having jurisdiction over Forte or its properties or by which Forte may be bound.

December 31, 1997
Page Six

          5. No consents, approvals or authorizations of or filings with any governmental authority are required or necessary on the part of Forte in connection with the execution, delivery and performance at the Effective Time by Forte of the Merger Agreement, except for (i) the filing to be made of the Merger Certificate with the California Secretary of State; (ii) the filing of the application for a Tax Clearance Certificate with the California Franchise Tax Board; and (iii) such other consents, approvals, authorizations or filings which have been obtained, waived or made prior to the date hereof.

          6. To our knowledge, except as described or disclosed in the Disclosure Schedule, there is no action, proceeding or governmental investigation pending, or threatened in writing, against Forte which questions the validity or enforceability of the Merger Agreement or the right of Forte to enter into the Merger Agreement.

     We express no opinions other than as expressly set forth herein, nor do we opine with respect to any future modifications, amendments or additional documents or instruments that may be entered into by or among the parties to this transaction on or following the date of this letter. The opinions expressed in this letter are given only as of this date, and we do not undertake to express any opinion or factual assurance as to any matter or to advise any person with respect to any events or changes of fact or law occurring subsequent to the date hereof.

     This opinion is being rendered solely for the benefit of Genesys in connection with the transaction described herein and may not be relied upon for any other purpose nor may it be relied upon by, or may any copies of it be delivered to (although copies may be delivered to Genesys' legal and financial advisors and disclosed as required by applicable law), any other entity without our express written approval.


                                              GRAY CARY WARE & FREIDENRICH,
                                              A Professional Corporation

                            [FORM OF BPH OPINION]

                                                                       EXHIBIT D

                               December 31, 1997



Forte Advanced Management Software, Inc.
2141 Palomar Airport Road, Suite 100
Carlsbad, CA 92009

Ladies and Gentlemen:

     We have acted as counsel for Genesys Telecommunications Laboratories, Inc., a California corporation ("Genesys"), and Genesys-F Sub, Inc., a California corporation ("Merger Sub"), in connection with the acquisition by Genesys of Forte Advanced Management Software, Inc., a California corporation ("Forte"), by means of a merger of Merger Sub with and into Forte pursuant to the terms and conditions set forth in the Agreement and Plan of Reorganization dated as of December 31, 1997 between Genesys, Merger Sub, Forte and the shareholders of Forte (the "Forte Shareholders") (the "Agreement"). This opinion is being rendered to you pursuant to Section 8.1(b) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Agreement.

     In connection with the opinions expressed herein, we have reviewed the following:

               (i)       the Agreement;

               (ii) the Escrow Agreement, dated as of December 31, 1997 by and among Genesys, Charles Dazler Knuff, as the Holders' Agent thereunder, and State Street Bank and Trust Company (the "Escrow Agreement");

               (iii) the Registration Rights Agreement, dated as of December 31, 1997, by and among Genesys and the Forte Shareholders (the "Registration Rights Agreement");

               (iv) the certificate, dated December 31, 1997, of the Chief Financial Officer of Genesys (the "Officer's Certificate");

Forte Advanced Management Software, Inc.                                  Page 2
December 31, 1997

               (v) originals or copies of such corporate documents or records of the Companies and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

          In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by Genesys, Merger Sub and Forte pursuant to the Agreement and upon certificates and statements of government officials and of officers of Genesys, Merger Sub and Forte. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

          In rendering these opinions, we have also assumed that the Agreement and all other agreements executed in connection therewith have been duly and validly executed and delivered by or on behalf of Forte and the Forte Shareholders, that Forte and each Forte Shareholder has the power to enter into and perform its obligations thereunder and that the Agreement and such other agreements constitute legal, valid, binding and enforceable obligations of Forte and each Forte Shareholder.

          Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the attorneys in this firm who have devoted substantive attention to the transactions contemplated by the Transaction Documents (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

          This opinion letter relates solely to the laws of the State of California and applicable federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

          Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

          1. Genesys and Merger Sub (the "Companies") are each corporations duly organized, validly existing and in good standing under the laws of the State of California, and

Forte Advanced Management Software, Inc.                                  Page 3
December 31, 1997

the Companies have the requisite corporate power and authority to own their properties and to conduct their businesses as, to our knowledge, they are presently conducted.

          2. The authorized capital stock of Genesys consists of 120,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value. To our knowledge, (i) 19,850,509 shares of Common Stock were outstanding as of October 15, 1997 and (ii) no shares of Preferred Stock are currently outstanding. The outstanding shares of capital stock of Genesys are duly authorized, validly issued, fully paid and non-assessable.

          3. The Companies each have the requisite corporate power and authority to execute, deliver and perform the Agreement, the Escrow Agreement and the Registration Rights Agreement (the "Transaction Documents"). Each of the Transaction Documents have been duly and validly authorized by the Companies, have been duly executed and delivered by an authorized officer of the Companies and constitute a legal, valid and binding obligation of the Companies.

          4. Neither the execution or delivery by the Companies of the Transaction Documents nor the consummation by the Companies at the Effective Time of the transactions contemplated thereby will (i) violate any provision of the Companies' Articles of Incorporation or Bylaws, (ii) violate or be in conflict with any law which to our knowledge is applicable to the Companies, or
(iii) to our knowledge, violate or contravene any judgment, decree, injunction or order of any court, or any arbitrator or governmental agency or authority, having jurisdiction over the Companies or their properties or by which the Companies may be bound.

          5. No consents, approvals or authorizations of or filings with any governmental authority are required or necessary on the part of the Companies in connection with the execution, delivery and performance at the Effective Time by the Companies of the Transaction Documents.

          6. We are not aware that there is any action, proceeding or governmental investigation pending, or threatened in writing, against the Companies which questions the validity or enforceability of the Transaction Documents or the right of the Companies to enter into the Transaction Documents.


          The foregoing opinions are subject to the following additional limitations, qualifications, assumptions and exceptions:

          (a) The enforceability of the Companies' obligations under the Transaction Documents may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) general equitable principles (whether relief is sought in a proceeding

Forte Advanced Management Software, Inc.                                  Page 4
December 31, 1997

at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing.

          (b)   We also express no opinion as to:

          (i) provisions relating to indemnification, contribution or exculpation, to the extent any such provision is contrary to public policy or prohibited by law (including, without limitation, federal and state securities laws);

          (ii) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining
--- ----------
to the Transaction Documents;

          (iii) provisions purporting to waive either illegality as a defense to the performance of contract obligations or any other defense to such performance which cannot, as a matter of law, be effectively waived;

          (iv) any provision permitting modification of the Transaction Documents only by means of an agreement in writing signed by the parties thereto;

          (v) any provision requiring payment of attorneys' fees, except to the extent a court determines such fees to be reasonable;

          (d) Our opinions in clause (ii) of paragraph 4 above and in paragraph 5 above are limited to laws and regulations normally applicable to transactions of the type contemplated in the Transaction Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Companies' business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law, any state or federal antitrust law or any local law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of the business of any party thereto other than the Companies.

          This opinion is rendered as of the date first written above solely for your benefit in connection with the Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by

Forte Advanced Management Software, Inc.                                  Page 5
December 31, 1997

implication or otherwise, as to any other matters relating to the Companies. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                              Very truly yours,



                              BROBECK, PHLEGER & HARRISON LLP

                                                                       EXHIBIT E

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement (the "Agreement") is entered into as of December 31, 1997, by and among Genesys Telecommunications Laboratories, Inc., a California corporation (the "Company") and the holders of the Common Stock (the "Common Stock") of Forte Advanced Management Software, Inc., a California corporation ("Forte"), listed on the signature page herein (each a "Stockholder" and collectively, the "Stockholders").

     WHEREAS, pursuant to that certain Agreement and Plan of Reorganization by and among the Company, Genesys-F Sub, Inc., a California corporation and a direct wholly-owned subsidiary of the Company ("Merger Sub") and Forte, a California corporation ("Seller") and the Stockholders dated as of December 31, 1997 (the "Agreement of Reorganization"), (i) Merger Sub shall be merged with and into Seller (the "Merger"), and (ii) by virtue of the Merger, the Stockholders shall receive an amount of shares of the Company's Common Stock (the "Shares") in exchange for each issued and outstanding share of Forte Common Stock owned by the Stockholders.

     WHEREAS, pursuant to certain Investment Representation Letter Agreements, the Stockholders have each made customary representations and warranties in order for the issuance of the Shares by the Company to be exempt from the registration requirements of the Securities Act pursuant to the private placement exemption provided by Section 4(2) promulgated thereunder, and applicable state securities laws.

     WHEREAS, the Company desires to grant certain registration rights for an aggregate of twenty-five percent (25%) of the Shares, and the Company and the Stockholders desire that this Agreement shall govern the rights of the Stockholders to cause the Company to register an aggregate of twenty-five percent (25%) of the Shares, as well as certain other matters as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

     1.   Definitions.
          -----------

          (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

          (b) The term "Registrable Securities" means (1) an aggregate of twenty-five percent (25%) of the Shares issued to the Stockholders pursuant to the Agreement of Reorganization and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Holder, and subject to the terms and conditions of this Agreement, "Registrable Securities" means twenty-five percent (25%) of the Shares issued to such Holder pursuant to the Agreement of Reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with any exemption under the Securities Act, including, without limitation, Rule 144 promulgated by the SEC under the Securities Act (or any similar rule then in force);

          (c) A person will be deemed to be a "Holder" of Registrable Securities whenever such person owns or has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitation upon the exercise of such right,) whether or not such acquisition has actually been effected.

          (d) The term "Form S-1" means such form under the Securities Act as in effect on the date hereof or any comparable or successor form under the Securities Act subsequently adopted by the SEC;

          (e) The term "Securities Act" means the Securities Act of 1933, as amended;

          (f) The term "1934 Act" means the Securities Exchange Act of 1934, as amended;

          (g) The term "SEC" means the Securities and Exchange Commission.

     2.   Obligations of the Company.  In connection with the registration of
          --------------------------
the Registrable Securities, the Company shall have the following obligations:

          (a) The Company shall prepare and file with the SEC no later than thirty (30) days after the effective date of the Merger (the "Merger Effective Date") a registration statement or Form S-1 with respect to the Registrable Securities, and thereafter shall use its best efforts to cause such registration statement to become effective as soon as practicable after filing, and keep such registration statement effective at all times for a period of two (2) years after the effective date of such registration statement; provided, however, that
                                                         --------  -------
the foregoing obligation to keep such registration statement effective shall terminate at such time that all the Holders of Registrable Securities are eligible to sell, transfer or otherwise convey all of the Registrable Securities pursuant to Rule 144 in any three month period; provided, further, that
                                                --------  -------
notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days from the date of such Certificate. The Company may not utilize this deferral right more than once.

          (b) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep the Registration Statement effective at all times and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) The Company shall furnish to each Holder and its legal counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the registration statement and any amendment thereto, and each preliminary prospectus and prospectus and each amendment or supplement thereto. The Company shall furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them. The Company will immediately notify each Holder of the effectiveness of the registration statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing any registration statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments, or, if applicable, following notification by the SEC that the registration statement or any amendment thereto will not be subject to review.

          (d) The Company shall use its best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof, and (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) As promptly as practicable, the Company shall notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and the Company shall use its best efforts to promptly prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

          (f) In the event Holders that hold a majority-in-interest of the Registrable Securities being offered in the offering select underwriters for the offering (such determination to be binding upon all Holders), the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

          (g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order as soon as practicable and to notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

          (h) The Company shall permit a single firm of counsel designated by the Holders to review the registration statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the registration statement without prior notice to such counsel. The sections of the registration statement covering information with respect to the Holders, the Holders' beneficial ownership of securities of the Company or the Holders' intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Holders.

          (i) At the request of any Holder, the Company shall (i) furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the registration statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof, an opinion, dated as of such date, from counsel representing the Company for purposes of such registration statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Stockholders and (ii) use its best efforts to furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the registration statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Holders.

          (j) The Company shall hold in confidence and not make any disclosure of information concerning any Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any registration statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court of governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court of governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          (k) The Company shall (i) cause all the Registrable Securities covered by the registration statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation of all the Registrable Securities covered by the registration statement on the Nasdaq National Market or, if not eligible for the Nasdaq National Market and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

          (l) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the registration statement.

          (m) The Company shall cooperate with the Holders who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Holders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request, and within three (3) business days after a registration statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are include in such registration statement) a letter of instruction and an opinion of such counsel in usual and customary form and reasonably satisfactory to such transfer agent.

     3.   Furnish Information.
          -------------------

          It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

     4.   Expenses of Registration.
          ------------------------

          (a) All expenses incident to the Company's performance or compliance with the Agreement, including, without limitation, all registration, filing, listing and qualification fees, printer's fees and fees and disbursements of counsel, independent certified public accountants and all other persons retained by the Company and all fees and expenses for separate counsel, if any, retained by the holders of the Registrable Securities in connection with such registration (collectively, the "Registration Expenses"), will be borne by the Company.

          (b) Notwithstanding the foregoing, the Holders of the Registrable Securities shall be obligated to pay, pro rata among the Holder of the Registrable Securities on the basis of the number of securities owned by each such Holder, the underwriting discounts and commission relating to the Registrable Securities included in any registration hereunder.

     5.   Delay of Registration.  No Holder shall have any right to obtain or
          ---------------------
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of the Agreement.

     6.   Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Holder, (ii) any underwriter (as defined in the Securities Act) for the Holders, and (iii) the directors, officers, partners, employees and each person who controls any such Holder of underwriter within the meaning of the Securities Act or the 1934 Act, if any (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or other law or any rule or regulation promulgated under the Securities Act or the 1934 Act or any state securities law or other law; and the Company will pay to each such Indemnified Person, as incurred, any legal or other expenses reasonably incurred such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder.

          (b) In connection with any registration statement in which a Holder is participating, to the extent permitted by law, each such selling Holder severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement; each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation by such Holder, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, provided, further, however, that the Holder shall be liable under this
          --------  -------  -------
Agreement (including this Section 6(b) and Section 7) only for that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such registration statement.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel (to be selected by Holders holding a majority of the Registrable Securities included in the Registration Statement), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party to the extent of such prejudice of any liability to the indemnified party under this Section 6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 6.

          (d) No indemnifying party, in the defense of any claim arising out of a Violation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and, in the event the terms of such judgment or settlement include any term other than the payment by the indemnifying party of money damages, the indemnifying party shall not so consent or enter into such a settlement without the consent of each indemnified party (which will not be unreasonably withheld) whether or not the terms thereof include such a release.

          (e) The obligations of the Company and Holders under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     7.   Contribution.
          ------------

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no
                                          --------  -------
contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.


     8.   Reports Under Securities Exchange Act of 1934.  With a view to making
          ---------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

          (c) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     9.   Assignment of Registration Rights.  A Holder may assign its rights
          ---------------------------------
under this Agreement (but only with all related obligations) to a transferee or assignee of all of such Holder's Registrable Securities, provided that, within a reasonable time after such transfer, the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

     10.  Amendment of Registration Rights.  Any provision of the Agreement may
          --------------------------------
be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

     11.  Miscellaneous.
          -------------

          (a) Successors and Assigns.  All covenants and agreements in the
              ----------------------
Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of the Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          (b) Counterparts; Facsimile. This Agreement may be executed in any
              -----------------------
number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

          (c) Descriptive Headings; Interpretation. The descriptive headings of
              ------------------------------------
this Agreement are inserted for convenience only and do not constitute a section of this Agreement.

          (d) Severability. Whenever possible each provision and term of this
              ------------
Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the parties hereto.

          (e) Governing Law. The Agreement shall be governed by the laws of the
              -------------
State of California, without regard to the conflicts of law principles.

          (f) Entire Agreement. This Agreement and the Agreement of
              ----------------
Reorganization constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the Company, on the one hand, and the Stockholders, on the other hand, with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          (g) Notices.  Unless otherwise provided, any notice required or
              -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified at such party's address set forth at the end of this Agreement or at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to the Company.

          (h) Delays or Omissions; Remedies Cumulative.  It is agreed that no
              ----------------------------------------
delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach of default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

          (i) Further Assurances.  Each party shall do and perform, or cause to
              ------------------
be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (j) Actions by Holders.  Whenever any action, consent or other
              ------------------
determination is required on the part of the Holders to be made pursuant to this Agreement, such determination shall be made by the Holders of the majority of Registrable Securities then outstanding.

                  (Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, the parties have duly executed this Registration Rights Agreement as of the date first written above.

                                    GENESYS TELECOMMUNICATIONS LABORATORIES,
                                    INC.



Address:                            By:
                                       ---------------------------
                                       Name:
                                       Title:



                                    STOCKHOLDERS

Addresses:                          By:
                                       ---------------------------

                                    By:
                                       ---------------------------

                                    By:
                                       ---------------------------

                                    By:
                                       ---------------------------

                                    By:
                                       ---------------------------

                                    By:
                                       ---------------------------

                                    By:
                                       ---------------------------

                                                                       EXHIBIT F

                         Name of Prospective Investor: ________________________
                                                        (Please Print)

                                    State of Domicile: ________________________

                             Daytime Telephone Number: ________________________

                                   Daytime FAX Number: ________________________



                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.



                             ______________________

                             INVESTOR QUESTIONNAIRE
                             ______________________



INSTRUCTIONS: PLEASE COMPLETE THIS INVESTOR QUESTIONNAIRE BY FILLING IN THE INFORMATION CALLED FOR, CHECKING THE APPROPRIATE BOXES AND SIGNING AT PAGE 2.

PLEASE RETURN THE COMPLETED QUESTIONNAIRE TO DAVID A. RENAS, ESQ., GRAY CARY WARE & FRIEDENRICH, 4365 EXECUTIVE DRIVE, SUITE 1600, SAN DIEGO, CALIFORNIA 92121-2189.

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.



                             ______________________

                             INVESTOR QUESTIONNAIRE
                             ______________________



TO:    GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

Ladies and Gentlemen:

       The undersigned hereby represents as follows:


   1.  REPRESENTATIONS AS TO ACCREDITED INVESTOR STATUS.  The undersigned has
       ------------------------------------------------
read the definition of "Accredited Investor" from Rule 501 of Regulation D attached hereto as Exhibit "A," and certifies that either (check one):
                   ------------

       [_]  The undersigned is an "Accredited Investor"; or


       [_] The undersigned is not an "Accredited Investor" but has completed the statement concerning his/her knowledge and experience in financial and business matters included in Exhibit "B" hereto.
                                                       -----------
            Please provide sufficient detail so that Genesys Telecommunications Laboratories, Inc. ("Genesys") and/or its legal counsel may conclude that the undersigned is capable of evaluating the merits and risks of investment in Genesys.


       If the answer to Question 1 is that the undersigned is an "Accredited Investor," the questionnaire is complete and please simply sign page 2 hereof. Any potential investor who is not an "Accredited Investor" also must complete the supplemental questionnaire attached hereto as Exhibit "B" to assure
                                                  -----------
compliance with state and federal securities laws. ALL INFORMATION PROVIDED BY ANY POTENTIAL INVESTOR ON EXHIBIT "B" HERETO SHALL BE TREATED AS CONFIDENTIAL
                          -----------
AND SHALL BE DISCLOSED ONLY TO THOSE PERSONS WHO HAVE A REASONABLE NEED OR REASON TO KNOW SUCH INFORMATION FOR PURPOSES OF DETERMINING WHETHER THE POTENTIAL INVESTOR IS AN "ACCREDITED INVESTOR" OR WHETHER THE POTENTIAL INVESTOR IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF INVESTMENT IN GENESYS.

       The foregoing representation is true and accurate as of the date hereof.

                                       1.

       THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT GENESYS WILL BE ENTITLED TO RELY ON THE TRUTH AND ACCURACY OF ALL INFORMATION FURNISHED BY THE UNDERSIGNED PURSUANT TO OR IN CONNECTION WITH THIS INVESTOR QUESTIONNAIRE.

                                         Very truly yours,

                               ____________________________________
                               Print Name of Investor



Dated:  __________, 1997       By _________________________________
                               Signature

                               ____________________________________
                               Print Title (if applicable)

                               _____________________________________
                               Print Name of Joint Investor or other
                               person whose signature is required

                               By ___________________________________
                               Signature

                               ______________________________________
                               Print Title (if applicable)

                                       2.

                                   EXHIBIT A
                                   ---------

RULE 501.  DEFINITIONS AND TERMS USED IN REGULATION D.
           ------------------------------------------

      As used in Regulation D, the following terms have the meaning indicated:

      (a) ACCREDITED INVESTOR.  "Accredited investor" shall mean any person who
          -------------------
comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

          (1) Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to
              Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

          (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (4) Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

          (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

          (8) Any entity in which all of the equity owners are accredited investors.

                                   EXHIBIT B
                                   ---------
                CONFIDENTIAL SUPPLEMENTAL INFORMATION STATEMENT
                   (TO BE COMPLETED BY INDIVIDUAL INVESTORS)

In order to assure compliance with applicable federal and state securities laws, it is necessary to obtain information regarding the financial position and experience of individual investors in Genesys.

I.  GENERAL INFORMATION (attach additional sheets if necessary)

    A.  PURCHASERS

        1.  Name:       ______________________________________________
                        ______________________________________________

        2.  Address:    ______________________________________________

            Business:   ______________________________________________
                        ______________________________________________
                        ______________________________________________
                        ______________________________________________
            Residence:  ______________________________________________
                        ______________________________________________
                        ______________________________________________

        3.  Telephone:
                Business:       (____) _______________________________
                Residence:      (____) _______________________________

        4.  State where registered to vote: __________________________

        5.  Social Security Number: __________________________________

        6.  Date of Birth: ___________________________________________

        7.  Country of citizenship, if
            other than the United States: ____________________________

        8.  Marital status: __________________________________________

        9.  Please state your education and degrees earned:

            Degree       School                                  Year
            ------       ------                                  ----
            _________    _____________________________________   ________
            _________    _____________________________________   ________
            _________    _____________________________________   ________

        10. Current occupation (if retired, please described your last occupation):

            Employer: ____________________________________________________

            Nature of Business: __________________________________________

            Position and/or duties: ______________________________________

            ______________________________________________________________

            Period Employed: _____________________________________________

        11. If current employment is less than five years, please complete the following chart on your employment history for the past five
            (5) years:

            Employer and Title  Primary Duties      From           To
            ------------------  --------------      --------       ------
            __________________  ______________      ________       ______
            __________________  ______________      ________       ______
            __________________  ______________      ________       ______

        12. Please list all professional qualifications that you have held or currently hold, including bar admissions, accounting certificates, brokerage licenses and other professional licenses or certificates:

                                               Year
            Professional Qualifications        Received       Still Effective
            -----------------------------------------------------------------
            ________________________________   ______________ Yes [_] No [_]
            ________________________________   ______________ Yes [_] No [_]
            ________________________________   ______________ Yes [_] No [_]

II. FINANCIAL INFORMATION

    A. To confirm that each individual investor meets the financial requirements established for this offering, please answer the questions set forth below, as appropriate.

        1. Please indicate your net worth (including spouse, if applicable), including home, home furnishings and automobiles:

            $ 75,000 - 150,000       [_]    $150,000 -   250,000   [_]

            $250,000 - 500,000       [_]    $500,000 - 1,000,000   [_]

            Greater than $1,000,000  [_]

        2. Did you have income (exclusive of any income attributable to your spouse) in excess of $200,000 for 1995 and 1996 and do you reasonably expect to have income in excess of $200,000 in 1997?

                                     Yes [_] No [_]

        3. Did you and your spouse have joint income in excess of $300,000 for 1995 and 1996 and do you reasonably expect to have joint income in excess of $300,000 in 1997?

                                     Yes [_] No [_]

        4.  Trusts and Other Entities as Purchasers

            (a) Certain trusts generally may not qualify as accredited investors except under special circumstances. Therefore, if you intend to acquire the common stock of QuadraMed in whole or in part through a trust, please answer each of the following questions.

                (1) Is the trustee of the trust a national or state bank that is acting in its fiduciary capacity in making the investment on behalf of the trust?

                             Yes [_]     No [_]

                (2) Can the trust be amended or revoked at any time by its grantors:

                             Yes [_]     No [_]

            (b) If the answer to Question 4(a)(1) above is yes, please answer the following questions relating to each grantor:

                (1) Grantor              (A) Net worth of grantor (including
                                             spouse, if applicable), including
                                             home, home furnishings and
                                             automobiles:

                    ___________________  $ 75,000 - 150,000       [_]
                    (Name)
                                         $150,000 - 250,000       [_]

                                         $250,000 - 500,000       [_]

                                         $500,000 - 1,000,000     [_]

                                         greater than $1,000,000  [_]

                                         (B) Income (exclusive of any income
                                             attributable to spouse) was in
                                             excess of $200,000 for 1995 and
                                             1996 and is reasonably expected to
                                             be in excess of $200,000 for 1997?

                                                    Yes [_]     No [_]



                                         (C) Income (including income attri
                                             butable to spouse) was in excess of
                                             $300,000 for 1995 and 1996 and is
                                             reasonably expected to be in excess
                                             of $300,000 for 1997?

                                                    Yes [_]     No [_]

        (2)  Grantor                     (A) Net worth of grantor (including
                                             spouse, if applicable), including
                                             home, home furnishings and
                                             automobiles:

             _________________      $ 75,000 - 150,000        [_]
             (Name)
                                    $150,000 - 250,000        [_]

                                    $250,000 - 500,000        [_]

                                    $500,000 - 1,000,000      [_]

                                    greater than $1,000,000   [_]


                                         (B) Income (exclusive of any income
                                             attributable to spouse) was in
                                             excess of $200,000 for 1995 and
                                             1996 and is reasonably expected to
                                             be in excess of $200,000 for 1997?

                                                     Yes [_]     No [_]



                                         (C) Income (including income attri-
                                             butable to spouse) was in excess of
                                             $300,000 for 1995 and 1996 and is
                                             reasonably expected to be in excess
                                             of $300,000 for 1997?

                                                     Yes [_]     No [_]



            (c) If the purchaser is a pension plan or benefit plan, does such plan have assets greater than $5 million?

                                     Yes [_]    No [_]

            (d) Was the purchaser organized for the specific purpose of acquiring common stock of Genesys?

                                     Yes [_]    No [_]

            (e) If the purchaser is a general partnership or corporation, please list on a separate page the partners or shareholders and approximate net worth (including spouse, if applicable) of each such partner or shareholder, including home, home furnishings and automobiles.

III.  INVESTMENT EXPERIENCE REPRESENTATIONS

    A.  Indicate how often you invest in:

        1.  Marketable Securities/1/
            Often [_]     Occasionally [_]    Seldom [_]     Never [_]

        2.  Restricted Securities/2/
            Often [_]     Occasionally [_]    Seldom [_]     Never [_]

        3.  Venture Capital Limited Partnership Funds
            Often [_]     Occasionally [_]    Seldom [_]     Never [_]

----------------------
/1/ The term "Marketable Securities" shall mean securities (e.g. stocks, bonds, debentures) for which a public trading market exists (e.g. New York Stock Exchange, American Stock Exchange or quoted for trading on The Nasdaq National Market).

/2/ The term "Restricted Securities" shall mean securities (e.g. real estate, limited partnership units) for which no public trading market exists or which are subject to restrictions on trading even if a public trading market does exist.
                                      B-5

        4 Please list below your most recent private investments (attach a separate sheet if necessary):



Private                                      When         Amount of
Offering    Type of Investment               Purchased    Investment
--------    ----------------------------     ---------    ----------
                                                          $
--------    ----------------------------     ---------    ----------
                                                          $
--------    ----------------------------     ---------    ----------
                                                          $
--------    ----------------------------     ---------    ----------
                                                          $
--------    ----------------------------     ---------    ----------


     B. Please answer each of the following questions regarding your investment experience:

          1. Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Genesys?

                                    Yes [_]      No [_]



          2. Do you, either alone by reason of your business or financial experience or together with your professional advisor or advisors, have the capacity to protect your own interests in connection with an acquisition of the common stock of Genesys?

                                    Yes [_]      No [_]



          3. Are you (or the trust beneficiary for which you are the fiduciary) able to bear the economic risk of the investment, including a complete loss of the investment?

                                    Yes [_]      No [_]

     I confirm that the foregoing statements are complete and accurate to the best of my knowledge and belief, and that I undertake to notify Genesys regarding any material change in the information set forth above prior to the closing of the exchange by me of any securities of Genesys.

_______________________________________
Print Name of Purchaser



By: ___________________________________              ____________________
    Signature                                         Date


_______________________________________
Print Title


_______________________________________
Print Name of Joint Purchaser or other
person whose signature is required


By: ___________________________________              ____________________
    Signature                                         Date

_______________________________________
Print Title (if applicable)

                                                                       EXHIBIT G


                       [INVESTMENT REPRESENTATION LETTER]


Genesys Telecommunications Laboratories, Inc.
1155 Market Street
San Francisco, CA 94103
Attn: Frank Huang, Esq.

     Re: Acquisition of Forte Advanced Management Software, Inc. by
         Genesys Telecommunications Laboratories, Inc.
         ----------------------------------------------------------

Dear Sirs:

          Genesys Telecommunications Laboratories, Inc. ("Genesys") and Forte Advanced Management Software, Inc. ("Forte") have entered into an Agreement and Plan of Reorganization, dated as of December 31, 1997 (the "Agreement of Reorganization"), pursuant to which Genesys is proposing to acquire all the outstanding capital stock of Forte. Pursuant to the Agreement of Reorganization, the holders of the outstanding capital stock of Forte shall be entitled to receive shares of Genesys Common Stock (the "Genesys Shares"). In order for the issuance of Genesys Shares to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the private placement exemption provided by Section 4(2) thereunder, I, the undersigned, a stockholder of Forte, hereby represent and warrant to Genesys as follows:

          1. I have carefully read the definition of "Accredited Investor" from Rule 501 of Regulation D (set forth on Exhibit A attached hereto) and have determined that I am__/am not__ [CHECK ONE] an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

          2. I am aware that the Genesys Shares have not been registered under the Securities Act or any applicable state securities laws, and agree that the Genesys Shares will not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws. I will not transfer the Genesys Shares in violation of the provisions of any applicable federal or state securities laws.

          3. I understand that the offering and sale of the Genesys Shares is exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act based, in part, upon the representation, warranties and agreements contained in the Agreement of Reorganization and Genesys may rely on such representations, warranties and agreements in connection therewith.

          4. I am acquiring the Genesys Shares for my own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Shares except in compliance with the Securities Act. I represent that by reason of my business and financial experience, and the business and financial experience of those persons, if any, retained by me to advise me with respect to my investment in the Shares, I, together with such advisors, have knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment. My financial condition and investments are such that I am in a financial position to hold the Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, my investment in the Shares.

          5. I have carefully examined all documents, reports and other filings made by Genesys with the Securities and Exchange Commission (the "Genesys SEC Filings"). I acknowledge that Genesys and Forte have made available to me all documents and information that I have requested relating to Genesys and have provided answers to all of my questions concerning Genesys and the Genesys Shares. In evaluating the suitability of the acquisition of the Genesys Shares hereunder, I have not relied upon any representations or other information (whether oral or written) other than as set forth in the Genesys SEC Filings or as contained in the Agreement of Reorganization.

          The foregoing representations are true and accurate as of the date hereof and shall be true and accurate as of the effective date of the proposed transaction.

Dated:
                             ------------------------------------------------
Print Name of Stockholder:
                             ------------------------------------------------

Authorized Signature:
                             ------------------------------------------------
Print Title (if applicable):
                             ------------------------------------------------

Print name of any
or other person whose
signature is required:
                             ------------------------------------------------
Signature:
                             ------------------------------------------------
Title (if applicable):
                             ------------------------------------------------

                                   EXHIBIT A
                                   ---------

Rule 501.  Definitions and Terms Used in Regulation D.
           ------------------------------------------

      As used in Regulation D, the following terms have the meaning indicated:

      (a) Accredited Investor.  "Accredited investor" shall mean any person who
          -------------------
comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

          (1) Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to
              Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;


          (2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;


          (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;


          (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;


          (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;


          (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;


          (7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and


          (8) Any entity in which all of the equity owners are accredited investors.

              [If Investor is relying on this item, each equity owner must complete and submit a separate copy of this Investor Questionnaire]
              [Remainder of Rule 501 omitted]

                                                                       EXHIBIT H
                          FORM OF AFFILIATE AGREEMENT


                               December 31, 1997


Genesys Telecommunications Laboratories, Inc.
1155 Market Street
San Francisco, CA 94103
Attn: Frank Huang, Esq.

                              Affiliate Agreement
                              -------------------

Ladies and Gentlemen:

          Reference is made to the Agreement of Merger and Reorganization, dated as of December 31, 1997 (the "Agreement of Reorganization") by and among Genesys Telecommunications Laboratories, Inc., a California corporation ("Genesys"), Genesys-F Sub, Inc. a California corporation and wholly-owned subsidiary of Genesys, and Forte Advanced Management Software, Inc., a California corporation ("Forte"), and the Shareholders of Seller. Capitalized terms used and not otherwise defined herein are used herein as defined in the Agreement of Reorganization.

          Pursuant to the terms of the Agreement of Reorganization, at the Effective Time, outstanding shares of Forte Common Stock will be converted into and become exchangeable for shares of Genesys Common Stock on the basis set forth in the Agreement of Reorganization.

          The undersigned has been advised that as of the date hereof he/she may be deemed to be an "affiliate" of Forte, as such term is defined for purposes of paragraph (a)(1) of Rule 144 ("Rule 144") of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Genesys.

          The undersigned hereby represents and warrants to and agrees with Genesys that:

               1. The undersigned has full power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform his/her obligations hereunder;

               2. The undersigned has carefully read this letter agreement and the

     Agreement of Reorganization and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon his/her ability to sell, transfer, pledge or otherwise dispose of Genesys Common Stock with his/her counsel or counsel for Forte;

               3. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) the shares of Forte Common Stock and options to purchase Forte Common Stock specified beneath his/her name on the signature page hereto (the "Forte Securities"), and has not, within the thirty (30) day period prior to the date of this letter, sold, conveyed or otherwise transferred any other shares of Forte Common Stock or options, warrants or other rights to purchase Forte Common Stock, or any interest therein. Except for Forte Securities, the undersigned does not own beneficially any shares of Forte Common Stock or any other equity securities of Forte or any options, warrants or other rights to acquire any equity securities of Forte;

               4. The undersigned will not make any sale, transfer, pledge or other disposition of Genesys Common Stock in violation of the Securities Act or the Rules and Regulations;

               5. The undersigned has been advised that Genesys has agreed to use its best efforts to register twenty-five percent (25%) of the Genesys Common Stock to be issued to the undersigned in connection with the Merger with the Commission under the Securities Act on a Registration Statement on Form S-1. However, the undersigned has also been advised that, since at the time the Merger was or will be submitted for a vote of the stockholders of Forte the undersigned may be deemed to be or have been an affiliate of Forte and the distribution by the undersigned of any Genesys Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, pledge or otherwise dispose of Genesys Common Stock issued to him/her in the Merger unless (i) such sale, transfer, pledge or other disposition has been registered under the Securities Act, (ii) such sale, transfer, pledge or other disposition is made in conformity with the volume and other limitations of Rule 144 or (iii) in the opinion of counsel reasonably acceptable to him/her, such sale, transfer, pledge or other disposition is otherwise exempt from registration under the Securities Act;

               6. The undersigned understands that, except as provided in the Agreement of Reorganization, Genesys is under no obligation to register the sale, transfer, pledge or other disposition of Genesys Common Stock by the undersigned or on his/her behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

               7. The undersigned also understands that stop transfer instructions will be given to Genesys's transfer agents with respect to Genesys Common Stock issued to him/her and that there will be placed on the certificates for Genesys Common Stock issued to him/her, or any substitutions therefor, a legend stating in substance:



               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

               8. The undersigned also understands that, unless the sale, transfer, pledge or other disposition by him/her of Genesys Common Stock issued to him/her has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 144, Genesys reserves the right to put the legend set forth in paragraph 7 above on the certificates issued to any transferee of the undersigned.

               9. Except to the extent written notification to the contrary is received by Genesys from the undersigned prior to the Merger, the representations contained herein will be true, complete and correct at all times from the date hereof through the Effective Time; and

               10. Notwithstanding the foregoing, the undersigned agrees that he/she will not, without the prior written consent of Genesys, sell, offer to sell, solicit and offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of any shares of Genesys Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Genesys Common Stock, for a period from the Effective Time of the Agreement of Reorganization through and including the second business day following the release by Genesys of its financial results for the third quarter ending March 31, 1998. The undersigned agrees that the provisions of this Section 10 shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

          Execution of this letter should not be considered an admission on the part of the undersigned that he/she is an affiliate of Forte as described above, or as a waiver of any rights the undersigned may have to object to any claim that he/she is such an affiliate on or after the date of this letter.

                                    Very truly yours,


                                    --------------------------------------------
                                    [AFFILIATE]

                                    [AFFILIATE]


                                    By:
                                       -----------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



Number of shares of Forte Common Stock beneficially owned:___________________

Number of shares of Forte Common Stock subject to options to acquire Forte Common Stock beneficially owned: ______________________________

ACCEPTED AND AGREED
  as of December __, 1997:


GENESYS TELECOMMUNICATIONS LABORATORIES, INC.


By:
   ------------------------------
  Name:
  Title:

                                                                       EXHIBIT I

           EXECUTIVE NON-COMPETITION AND NON-INTERFERENCE AGREEMENT
           --------------------------------------------------------

          This Executive Non-Competition and Non-Interference Agreement (this

"Agreement") is entered into as of December 31, 1997 by and among Genesys
----------
Telecommunications Laboratories, Inc., a California corporation ("Genesys"),
                                                                  -------
Genesys-F Sub, Inc., a California corporation, and a wholly-owned subsidiary of Genesys ("Merger Sub") and Forte Advanced Management Software, Inc., a
          ----------
California corporation ("Forte") and Charles Dazler Knuff ("Executive").
                         -----                              ---------

          WHEREAS, pursuant to that certain Agreement and Plan of Reorganization, dated as of December 31, 1997, by and among Genesys, Merger Sub, Forte and the Shareholders of Seller (the "Agreement of Reorganization"), Merger
                                           ---------------------------
Sub will be merged with and into Forte (the "Merger") and each share of Forte
                                             ------
Common Stock will be cancelled and converted into a right to receive shares of Common Stock of Genesys ("Genesys Shares"), all on the terms and conditions set
                          --------------
forth in the Agreement of Reorganization.

          WHEREAS, Executive, as a senior executive of Forte, has heretofore engaged in the business of computer telephony integration applications or e-mail.

          WHEREAS, Genesys, Forte and Merger Sub desire to assure themselves that Executive will not compete with Genesys and Merger Sub for the period set forth in this Agreement in a business which is the same as, substantially similar to, or in competition with, Genesys', Forte's and Merger Sub's business in all of the states and territories of the United States.

          WHEREAS, this Agreement is a material inducement to Genesys and Merger Sub to enter into the Agreement of Reorganization, and Executive is agreeable to entering into this Agreement with Genesys, Forte and Merger Sub on the terms herein set forth.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

          SECTION 1. Subject to the terms and conditions hereof, Executive covenants and agrees that, for the Restricted Period (as defined below), Executive shall not, either directly or indirectly, through an affiliated or controlled entity or person, on his own behalf or as a partner, consultant, proprietor, principal, agent, creditor, security holder, trustee or otherwise (except by ownership of five percent (5%) or less of the outstanding stock of any publicly held corporation) or in any other capacity, own, manage, operate, finance, control, invest, participate or engage in, lend his name to, lend credit to, render services or advice to, or devote any material endeavor or effort to, an entity engaged in a business which is the same as, substantially similar to, or in competition with, Genesys's, Forte's and Merger Sub's business of computer telephony integration applications or e-mail (the "Restricted
                                                               ----------
Business") in all of the states and territories of the United States (the
--------
"Restricted Territory").  The term
---------------------

"Restricted Period" shall mean the period commencing on the date of this Agreement and continuing until the later of (i) three (3) years following the date of this Agreement and (ii) eighteen (18) months following the date on which Executive is no longer employed by Genesys or any of its subsidiaries; provided,
                                                                       --------
however, that such period shall not in any event extend beyond five (5) years
-------
following the date of this Agreement.

          SECTION 2. Executive acknowledges that Executive has knowledge of information of substantial value regarding the Restricted Business, which is not generally known and which gives Forte, Genesys and Merger Sub an advantage over competitors who do not know it, including, without limitation, computer programs, names and expertise of employees and consultants, know-how, trade secrets, formulae, processes, ideas, inventions and other sales, business, financial, customer and product developments, plans, lists, forecasts, strategies and information of Forte, Genesys and Merger Sub (the "Confidential
                                                                  ------------
Information").  The term "Confidential Information" shall not include
-----------
information which is (i) generally or readily obtainable by the public or the trade, (ii) publicly known or becomes known, through no fault or activity of Executive, (iii) independently developed by Executive without use, directly or indirectly, of the Confidential Information or (iv) required to be disclosed by Executive or any relative or affiliate pursuant to deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar legal compulsion; provided, however, that prompt written notice of such
                  --------  -------
requirement shall be provided to Genesys so that it may seek a protective order or other appropriate remedy and/or may waive compliance with this Section 2; and

provided, further, that if such protective order or other remedy is not
--------  -------
obtained, and whether or not such waiver is given, only such portion of the Confidential Information which the person subject to such legal compulsion is advised in writing by its counsel is legally required to be disclosed shall be disclosed and reasonable effort shall be made to obtain assurances that confidential treatment will be accorded such Confidential Information. Executive hereby expressly acknowledges and agrees that the Confidential Information constitutes confidential and valuable trade secret business information of Forte, Genesys and Merger Sub. Executive agrees, at all times during the Restricted Period, to regard and preserve as confidential such Confidential Information, and, subject to the provisions hereof, to refrain from publishing or disclosing any part of it or from using, copying or duplicating it in any way or by any means or for any purposes other than those expressly set forth in the Agreement of Reorganization. Subject to the provisions hereof, Executive further agrees, at all times during the Restricted Period, that such Confidential Information will not be disclosed by Executive to any person or entity without the prior written consent of Genesys, which may be withheld in its sole discretion. Executive acknowledges that the disclosure or use or any Confidential Information in violation of this Agreement could gravely affect the effective and successful conduct of the Restricted Business of Forte, Genesys and Merger Sub and the value of the goodwill of Forte acquired pursuant to the Agreement of Reorganization, and that breach of the terms of this Section 2 is a material breach of the terms of this Agreement.

          SECTION 3. During the Restricted Period, Executive shall not, whether for Executive's own account or for the account of any other individual, partnership, firm, corporation or other business organization, divert or attempt to divert, directly or indirectly, or otherwise interfere in a material fashion with any orders for the products or services of the Restricted Business, or any customers or contractors of the Restricted Business or induce or attempt directly or indirectly, any person to terminate his or her employment or other business association with the Restricted Business.

          SECTION 4. Executive shall refrain from making disparaging or derogatory comments or references regarding the business, practices, competence and/or services of the Restricted Business.

          SECTION 5. The covenants contained herein shall be construed as if each covenant is divided into separate and distinct covenants in respect of the Restricted Business, each capacity in which Executive is prohibited from competing and each part of the Restricted Territory in which Forte, Genesys and Merger Sub are carrying on the Restricted Business. Each such covenant shall constitute separate and several covenants distinct from all other such covenants.

          SECTION 6. Each of the parties hereto recognizes that the territorial restrictions contained in this Agreement are properly required for the adequate protection of the Restricted Business and that in the event any covenant or other provision contained herein shall be deemed to be illegal, unenforceable or unreasonable by a court or other tribunal of competent jurisdiction with respect to any part of the Restricted Territory, such covenant or provision shall not be affected with respect to any other part of the Restricted Territory, and each of the parties hereto agrees and submits to the reduction of said territorial restriction to such an area as said court shall deem reasonable.

          SECTION 7. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental and required for the protection of the Restricted Business, (ii) such covenants relate to matters which are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value and
(iii) a breach of any of such covenants or any other provision of this Agreement will result in irreparable harm and damage to the Restricted Business which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity (including, without limitation, money damages from Executive), Forte, Genesys, and Merger Sub shall be entitled to seek the remedy of a temporary restraining order, preliminary injunction or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

          SECTION 8. All defined terms utilized in this Agreement shall have the meanings ascribed to them in the Agreement of Reorganization unless otherwise indicated.

          SECTION 9. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in the fashion and at the addresses as specified in Section 9.2 of the Agreement of Reorganization or to such other addresses as any party hereto may specify by notice in writing to the other.

          SECTION 10. This Agreement and any dispute arising under or related to this Agreement or the transactions contemplated herein shall be governed by and construed in accordance with California law.

          SECTION 11. This Agreement is the valid and legally binding obligation of the parties hereto, enforceable against each party in accordance with its terms, and shall inure to the benefit of such parties and their respective successors and assigns.

          SECTION 12. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties by facsimile transmission or otherwise.

          SECTION 13. This Agreement and the Agreement of Reorganization constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Forte, Genesys, and/or Merger Sub, on the one hand, and Executive, on the other hand, with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          SECTION 14. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by law or invalid then such provision or term will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Executive.

          SECTION 15. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(i) no
claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and
(iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

          SECTION 16. Each party hereto acknowledges that it has either been represented by independent legal counsel or that it has waived its right to obtain advice of legal counsel in connection with the transactions contemplated by the Agreement of Reorganization.



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

   IN WITNESS WHEREOF, the parties have duly executed this Non-Competition and Non-Interference Agreement as of the date first written above.



                                 FORTE ADVANCED MANAGEMENT
                                 SOFTWARE, INC.



                                 By:
                                    --------------------------------------------
                                 Charles Dazler Knuff
                                 President



                                 GENESYS TELECOMMUNICATIONS
                                 LABORATORIES, INC.


                                 By:
                                    --------------------------------------------
                                 Michael J. McCloskey
                                 Vice President, Finance and International,
                                 Chief Financial Officer, Chief Operating
                                 Officer and Secretary



                                 GENESYS-F SUB, INC.


                                 By:
                                    --------------------------------------------
                                 Michael J. McCloskey
                                 President



                                 EXECUTIVE


                                 -----------------------------------------------
                                 Print name:

                                                                       Exhibit J

            EMPLOYEE NON-COMPETITION AND NON-INTERFERENCE AGREEMENT
            -------------------------------------------------------

     This Employee Non-Competition and Non-Interference Agreement (this "Agreement") is entered into as of December 31, 1997 by and among Genesys
----------
Telecommunications Laboratories, Inc., a California corporation ("Genesys"),
                                                                  -------
Genesys-F Sub, Inc., a California corporation, and a wholly-owned subsidiary of Genesys ("Merger Sub") and Forte Advanced Management Software, Inc., a
          ----------
California corporation ("Forte") and _____________ ("Employee").
                         -----                       --------

     WHEREAS, pursuant to that certain Agreement and Plan of Reorganization, dated as of December 31, 1997, by and among Genesys, Merger Sub, Forte and the Shareholders of Seller (the "Agreement of Reorganization"), Merger Sub will be
                             ---------------------------
merged with and into Forte (the "Merger") and each share of Forte Common Stock
                                 ------
will be cancelled and converted into a right to receive shares of Common Stock of Genesys ("Genesys Shares"), all on the terms and conditions set forth in the
             --------------
Agreement of Reorganization.

     WHEREAS, Employee, as a senior executive of Forte, has heretofore engaged in the business of computer telephony integration applications or e-mail.

     WHEREAS, Genesys, Forte and Merger Sub desire to assure themselves that Employee will not compete with Genesys and Merger Sub for the period set forth in this Agreement in a business which is the same as, substantially similar to, or in competition with, Genesys', Forte's and Merger Sub's business in all of the states and territories of the United States.

     WHEREAS, this Agreement is a material inducement to Genesys and Merger Sub to enter into the Agreement of Reorganization, and Employee is agreeable to entering into this Agreement with Genesys, Forte and Merger Sub on the terms herein set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

     SECTION 1. Subject to the terms and conditions hereof, Employee covenants and agrees that, for the Restricted Period (as defined below), Employee shall not, either directly or indirectly, through an affiliated or controlled entity or person, on his own behalf or as a partner, consultant, proprietor, principal, agent, creditor, security holder, trustee or otherwise (except by ownership of five percent (5%) or less of the outstanding stock of any publicly held corporation) or in any other capacity, own, manage, operate, finance, control, invest, participate or engage in, lend his name to, lend credit to, render services or advice to, or devote any material endeavor or effort to, an entity engaged in a business which is the same as, substantially similar to, or in competition with, Genesys's, Forte's and Merger Sub's business of computer telephony integration applications or e-mail (the "Restricted Business")
                                                   -------------------
in all of the states and territories of the United States (the "Restricted
                                                                ----------
Territory").  The term "Restricted Period" shall mean the period commencing on
---------
the date of this Agreement and continuing until twelve (12) months following the date on which Employee is no longer employed by Genesys or any of its subsidiaries; provided, however, that such period shall not in any event extend
              --------  -------
beyond five (5) years following the date of this Agreement.

     SECTION 2. Employee acknowledges that Employee has knowledge of information of substantial value regarding the Restricted Business, which is not generally known and which gives Forte, Genesys and Merger Sub an advantage over competitors who do not know it, including, without limitation, computer programs, names and expertise of employees and consultants, know-how, trade secrets, formulae, processes, ideas, inventions and other sales, business, financial, customer and product developments, plans, lists, forecasts, strategies and information of Forte, Genesys and Merger Sub (the "Confidential
                                                                  ------------
Information").  The term "Confidential Information" shall not include
-----------
information which is (i) generally or readily obtainable by the public or the trade, (ii) publicly known or becomes known, through no fault or activity of Employee, (iii) independently developed by Employee without use, directly or indirectly, of the Confidential Information or (iv) required to be disclosed by Employee or any relative or affiliate pursuant to deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar legal compulsion; provided, however, that prompt written notice of such
                  --------  -------
requirement shall be provided to Genesys so that it may seek a protective order or other appropriate remedy and/or may waive compliance with this Section 2; and provided, further, that if such protective order or other remedy is not
--------  -------
obtained, and whether or not such waiver is given, only such portion of the Confidential Information which the person subject to such legal compulsion is advised in writing by its counsel is legally required to be disclosed shall be disclosed and reasonable effort shall be made to obtain assurances that confidential treatment will be accorded such Confidential Information. Employee hereby expressly acknowledges and agrees that the Confidential Information constitutes confidential and valuable trade secret business information of Forte, Genesys and Merger Sub. Employee agrees, at all times during the Restricted Period, to regard and preserve as confidential such Confidential Information, and, subject to the provisions hereof, to refrain from publishing or disclosing any part of it or from using, copying or duplicating it in any way or by any means or for any purposes other than those expressly set forth in the Agreement of Reorganization. Subject to the provisions hereof, Employee further agrees, at all times during the Restricted Period, that such Confidential Information will not be disclosed by Employee to any person or entity without the prior written consent of Genesys, which may be withheld in its sole discretion. Employee acknowledges that the disclosure or use or any Confidential Information in violation of this Agreement could gravely affect the effective and successful conduct of the Restricted Business of Forte, Genesys and Merger Sub and the value of the goodwill of Forte acquired pursuant to the Agreement of Reorganization, and that breach of the terms of this Section 2 is a material breach of the terms of this Agreement.

     SECTION 3. During the Restricted Period, Employee shall not, whether for Employee's own account or for the account of any other individual, partnership, firm, corporation or other business organization, divert or attempt to divert, directly or indirectly, or otherwise interfere in a material fashion with any orders for the products or services of the Restricted Business, or any customers or contractors of the Restricted Business or induce or attempt directly or indirectly, any person to terminate his or her employment or other business association with the Restricted Business.

     SECTION 4. Employee shall refrain from making disparaging or derogatory comments or references regarding the business, practices, competence and/or services of the Restricted Business.

     SECTION 5. The covenants contained herein shall be construed as if each covenant is divided into separate and distinct covenants in respect of the Restricted Business, each capacity in which Employee is prohibited from competing and each part of the Restricted Territory in which Forte, Genesys and Merger Sub are carrying on the Restricted Business. Each such covenant shall constitute separate and several covenants distinct from all other such covenants.

     SECTION 6. Each of the parties hereto recognizes that the territorial restrictions contained in this Agreement are properly required for the adequate protection of the Restricted Business and that in the event any covenant or other provision contained herein shall be deemed to be illegal, unenforceable or unreasonable by a court or other tribunal of competent jurisdiction with respect to any part of the Restricted Territory, such covenant or provision shall not be affected with respect to any other part of the Restricted Territory, and each of the parties hereto agrees and submits to the reduction of said territorial restriction to such an area as said court shall deem reasonable.

     SECTION 7. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental and required for the protection of the Restricted Business, (ii) such covenants relate to matters which are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value and (iii) a breach of any of such covenants or any other provision of this Agreement will result in irreparable harm and damage to the Restricted Business which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity (including, without limitation, money damages from Employee), Forte, Genesys, and Merger Sub shall be entitled to seek the remedy of a temporary restraining order, preliminary injunction or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

     SECTION 8. All defined terms utilized in this Agreement shall have the meanings ascribed to them in the Agreement of Reorganization unless otherwise indicated.

     SECTION 9. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in the fashion and at the addresses as specified in Section 9.2 of the Agreement of Reorganization or to such other addresses as any party hereto may specify by notice in writing to the other.

     SECTION 10. This Agreement and any dispute arising under or related to this Agreement or the transactions contemplated herein shall be governed by and construed in accordance with California law.

     SECTION 11. This Agreement is the valid and legally binding obligation of the parties hereto, enforceable against each party in accordance with its terms, and shall inure to the benefit of such parties and their respective successors and assigns.

     SECTION 12. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties by facsimile transmission or otherwise.

     SECTION 13. This Agreement and the Agreement of Reorganization constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Forte, Genesys, and/or Merger Sub, on the one hand, and Employee, on the other hand, with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     SECTION 14. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by law or invalid then such provision or term will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Employee.

     SECTION 15. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and
(iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     SECTION 16. Each party hereto acknowledges that it has either been represented by independent legal counsel or that it has waived its right to obtain advice of legal counsel in connection with the transactions contemplated by the Agreement of Reorganization.



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties have duly executed this Non-Competition and Non-Interference Agreement as of the date first written above.



                         FORTE ADVANCED MANAGEMENT
                         SOFTWARE, INC.



                         By: ______________________________________
                         Charles Dazler Knuff
                         President



                         GENESYS TELECOMMUNICATIONS
                         LABORATORIES, INC.


                         By: ______________________________________
                         Michael J. McCloskey
                         Vice President, Finance and International, Chief Financial Officer, Chief Operating Officer and Secretary



                         GENESYS-F SUB, INC.


                         By: ______________________________________
                         Michael J. McCloskey
                         President



                         Employee


                         ___________________________________________
                         Print name: